FILED PURSUANT TO RULE 424(b)(5)

UNDER THE SECURITIES ACT OF 1933

IN CONNECTION WITH

REGISTRATION NO. 333-233822

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee(2)
Kilroy Realty Corporation Common Stock, $.01 par value per share	$374,981,303	—

(1)

We have previously registered shares of common stock having an aggregate offering price of up to $500,000,000, offered by means of a prospectus supplement dated June 5, 2018 (the “Prior Prospectus Supplement”) and an accompanying prospectus dated September 29, 2016 and pursuant to Registration Statement on Form S-3 (Registration Nos. 333-213864 and 333-213864-01) filed September 29, 2016 (the “Prior Registration Statement”). Of those shares of common stock, shares of common stock having an aggregate offering price of $125,018,697 have been sold. As such, as of the date of this prospectus supplement, shares of common stock having an aggregate offering price of up to $374,981,303 remain available for offer and sale pursuant to this prospectus supplement and the accompanying prospectus.

(2)

The filing fee of $62,250 that was paid in connection with our filing of the Prior Prospectus Supplement with the Securities and Exchange Commission (the “SEC”) on June 5, 2018 was calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. The entire amount of the registration fee of $62,250 for shares of common stock having an aggregate offering price of up to $500,000,000 was paid to the SEC on June 5, 2018. Pursuant to Rule 415(a)(6) under the Securities Act, securities with an aggregate offering price of $374,981,303 offered hereby are unsold securities previously registered on the Prior Registration Statement, for which a filing fee of $46,686 (as part of the $62,250 filing fee) was previously paid to the SEC on June 5, 2018 and will continue to be applied to such unsold securities. The Prior Registration Statement terminated effective upon the filing of the Registration Statement on Form S-3 (Registration Nos. 333-233822 and 333-233822-01) filed on September 18, 2019.

PROSPECTUS SUPPLEMENT

(to Prospectus dated September 18, 2019)

$500,000,000

Kilroy Realty Corporation

Common Stock

On June 5, 2018, we entered into a sales agreement (the “sales agreement”) with BofA Securities, Inc. (as assignee of Merrill Lynch, Pierce, Fenner & Smith Incorporated), Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc. (each, an “Agent” and, collectively, the “Agents”) and the Forward Purchasers (as defined below) providing for the offer and sale of shares of our common stock, par value $0.01 per share (the “common stock”), having an aggregate gross sales price of up to $500,000,000 from time to time through the Agents, acting as our sales agents or, if applicable, as Forward Sellers (as defined below), or directly to the Agents acting as principal. Under the sales agreement, we have offered and sold shares of our common stock having an aggregate gross sales price of $125,018,697 through the date of this prospectus supplement pursuant to a previous prospectus supplement and accompanying prospectus. As a result of such prior sales, as of the date of this prospectus supplement, shares of our common stock having an aggregate gross sales price of up to $374,981,303 remain available for offer and sale pursuant to this prospectus supplement and the accompanying prospectus.

Sales, if any, of shares of our common stock made through the Agents, as our sales agents or as Forward Sellers pursuant to the sales agreement, may be made (1) in “at the market” offerings (as defined in Rule 415 under the Securities Act of 1933, as amended) by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made on the New York Stock Exchange (the “NYSE”), sales made to or through market makers and sales made through other securities exchanges or electronic communications networks and (2) in such privately negotiated transactions, which may include block trades, as we and any Agent may agree.

The sales agreement contemplates that, in addition to the issuance and sale by us of shares of our common stock to or through the Agents, we may enter into separate forward sale agreements (each, a “forward sale agreement” and, collectively, the “forward sale agreements”), each with BofA Securities, Inc. (as assignee of Merrill Lynch, Pierce, Fenner & Smith Incorporated), Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC or RBC Capital Markets, LLC or one of their respective affiliates (in such capacity, each, a “Forward Purchaser” and, collectively, the “Forward Purchasers”). If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser will attempt to borrow from third parties and sell, through the relevant Agent, acting as sales agent for such Forward Purchaser, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. We refer to an Agent, when acting as sales agent for the relevant Forward Purchaser, as, individually, a “Forward Seller” and, collectively, the “Forward Sellers.” Each Forward Purchaser will be either one of the Agents named in the first sentence of this paragraph or an affiliate of one of those Agents and, unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” Forward Purchaser mean, with respect to any Agent, the affiliate of such Agent that is acting as Forward Purchaser or, if applicable, such Agent acting in its capacity as Forward Purchaser. We will not initially receive any proceeds from any sale of shares of our common stock borrowed by a Forward Purchaser and sold through a Forward Seller.

We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of shares specified in such forward sale agreement multiplied by the relevant forward price per share. However, subject to certain exceptions, we may also elect, in our sole discretion, to cash settle or net share settle all or any portion of our obligations under any forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant Forward Purchaser. See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement.

We will pay the applicable Agent a commission at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than, 2.0% of the gross sales price per share of our common stock sold through such Agent, as our sales agent, under the sales agreement. In connection with each forward sale agreement, we will pay the applicable Agent, acting as Forward Seller in connection with such forward sale agreement, a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than, 2.0% of the gross sales price per share of the borrowed shares of our common stock sold through such Agent, as Forward Seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an “ex-dividend” date during such forward selling period). We may also agree with any Agent to sell shares of our common stock other than through ordinary brokers’ transactions using sales efforts and methods that may constitute “distributions” within the meaning of Rule 100 of Regulation M under the Securities Exchange Act of 1934, as amended, and for which we may agree to pay such Agent a commission that may exceed 2.0% of the gross sales price per share of our common stock sold.

None of the Agents, whether acting as our sales agent or as Forward Seller, is required to sell any specific number or dollar amount of shares of our common stock but each has agreed to use its commercially reasonable efforts to sell, on the terms and subject to the conditions of the sales agreement, shares of our common stock on terms agreed upon by such Agent, us and, in the case of shares offered through such Agent as Forward Seller, the relevant Forward Purchaser from time to time. The shares of our common stock offered and sold through the Agents, as our sales agents or as Forward Sellers, pursuant to the sales agreement will be offered and sold through only one Agent on any given day.

Under the terms of the sales agreement, we may also sell shares of our common stock to one or more of the Agents as principal, at a price per share to be agreed upon at the time of sale. If we sell shares to one or more of the Agents as principal, we will enter into a separate terms agreement with such Agent or Agents, as the case may be, and we will describe the terms of the offering of those shares in a separate prospectus supplement. In any such sale to an Agent as principal, we may agree to pay the applicable Agent a commission or underwriting discount that may exceed 2.0% of the gross sales price per share of common stock sold to such Agent, as principal.

Shares of our common stock are subject to certain restrictions on ownership and transfer designed to preserve our qualification as a real estate investment trust for federal income tax purposes. See “Description of Capital Stock—Restrictions on Ownership and Transfer of the Company’s Capital Stock” in the accompanying prospectus.

Our common stock is listed on the NYSE under the symbol “KRC”. The last reported sale price of our common stock on the NYSE on September 17, 2019 was $77.53 per share.

An investment in our common stock involves various risks and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page S-5 of this prospectus supplement and the matters discussed in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Merrill Lynch	Citigroup	Jefferies	J.P. Morgan
Raymond James	RBC Capital Markets	Scotiabank	SMBC

The date of this prospectus supplement is September 18, 2019.

Prospectus Supplement

Prospectus

Kilroy Realty Corporation, or the Company, is the sole general partner of Kilroy Realty, L. P., or the operating partnership. Unless otherwise expressly stated or the context otherwise requires, in this prospectus supplement and the accompanying prospectus, “we,” “us” and “our” refer collectively to the Company, the operating partnership and the Company’s other subsidiaries. References in this prospectus supplement to the operating partnership’s revolving credit facility mean the operating partnership’s $750 million unsecured revolving credit facility, and references in this prospectus supplement to the operating partnership’s term loan facility mean the operating partnership’s $150 million unsecured term loan facility, in each case as the same may be amended, supplemented or restated from time to time and, unless otherwise expressly stated or the context otherwise requires, including any successor credit facilities.

S-i

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus that we may prepare in connection with this offering. We have not, and the Agents, the Forward Sellers and the Forward Purchasers have not, authorized anyone to provide you with any information or make any representation that is different. If anyone provides you with any additional or different information, you should not rely on it. Neither this prospectus supplement nor the accompanying prospectus nor any such free writing prospectus is an offer to sell or a solicitation of an offer to buy any securities other than the common stock to which this prospectus supplement relates or an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated or deemed to be incorporated by reference herein or therein or any free writing prospectus that we may provide you in connection with this offering is accurate on any date after the respective dates of those documents or, in the case of documents incorporated by reference or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus, after the respective dates those documents were filed with the Securities and Exchange Commission. Our business, financial condition, liquidity, results of operations, funds from operations and prospects may have changed since those respective dates.

Industry and Market Data

In this prospectus supplement and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, we refer to information and statistics regarding, among other things, the industry, markets, submarkets and sectors in which we operate, which may include, among other things, whether and, if applicable, the percentage by which certain leases are above or below applicable market rents, estimated completion dates and costs of properties under development or redevelopment or in the tenant improvement phase, and the number of square feet of office and other space that could be developed from specific parcels of undeveloped land, which we refer to as “density,” or that we expect will be included in properties under development or redevelopment. We obtained this information and these statistics from various third-party sources and our own internal estimates. We believe that these sources and estimates are reliable, but this information and these statistics (whether obtained from third-party sources or based on our internal estimates) are subject to assumptions, estimates and other uncertainties, and we have not independently verified them and cannot guarantee their accuracy or completeness.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary does not contain all the information important to you in deciding whether to invest in our common stock. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, including the financial statements and related notes, and any free writing prospectus that we may provide you in connection with this offering, before making an investment decision.

THE COMPANY

We are a self-administered real estate investment trust, or REIT, active in premier office and mixed-use submarkets along the West Coast. We own, develop, acquire and manage real estate assets, consisting primarily of Class A properties in the coastal regions of Greater Los Angeles, Orange County, San Diego County, the San Francisco Bay Area and Greater Seattle, which we believe have strategic advantages and strong barriers to entry. Class A real estate encompasses attractive and efficient buildings of high quality that are attractive to tenants, are well-designed and constructed with above-average material, workmanship and finishes and are well-maintained and managed.

Kilroy Realty Corporation is a Maryland corporation organized to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, which, as of June 30, 2019, owned its interests in all of its properties through the operating partnership and Kilroy Realty Finance Partnership, L.P., both of which are Delaware limited partnerships. We generally conduct substantially all of our operations through the operating partnership in which, as of June 30, 2019, Kilroy Realty Corporation owned an approximate 98.0% common general partnership interest. The remaining approximately 2.0% common limited partnership interest in the operating partnership as of June 30, 2019 was owned by non-affiliated investors and certain directors and officers of Kilroy Realty Corporation.

The Company’s outstanding common stock is listed on the New York Stock Exchange. The Company’s common stock is listed under the symbol “KRC.”

Our principal executive offices are located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064. Our telephone number is (310) 481-8400.

THE OFFERING

The following contains basic information about the common stock being offered by this prospectus supplement and the accompanying prospectus and is not complete. It does not contain all of the information that is important to you. For additional information, please refer to the section entitled “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement and “Description of Capital Stock,” “Description of Material Provisions of the Partnership Agreement of Kilroy Realty, L.P.,” “Certain Provisions of Maryland Law and of the Company’s Charter and Bylaws” and “United States Federal Income Tax Considerations” in the accompanying prospectus.

Issuer	Kilroy Realty Corporation, a Maryland corporation

Common Stock to be Offered	Shares of our common stock with an aggregate gross sales price of up to $500,000,000. Of those shares of our common stock, we have offered and sold shares of our common stock having an aggregate gross sales price of $125,018,697 through the date of this prospectus supplement pursuant to a prior prospectus supplement and prospectus. As a result, as of the date of this prospectus supplement, shares of our common stock having an aggregate gross sales price of up to $374,981,303 remain available for offer and sale pursuant to this prospectus supplement and the accompanying prospectus. The shares of common stock offered pursuant to this prospectus supplement and the accompanying prospectus include newly issued shares that may be offered and sold by us to or through the Agents, acting as our sales agents or as principal, and borrowed shares of common stock that may be offered and sold by the Forward Purchasers through their respective Forward Sellers. We will not initially receive any proceeds from any sale of borrowed shares of our common stock by a Forward Purchaser. For additional information, see “Plan of Distribution (Conflicts of Interest)—Sales Through Forward Sellers.”

Use of Proceeds	We intend to use the net cash proceeds we receive from the issuance and sale by us of any shares of our common stock to or through the Agents and any net cash proceeds we receive upon settlement of any forward sale agreements with the relevant Forward Purchasers for general corporate purposes, which may include funding development projects, acquiring land and properties and repaying indebtedness. Pending application of the net cash proceeds for those purposes, we may temporarily invest such net proceeds in marketable securities. Any borrowings under any revolving credit facility that are repaid with any such net proceeds may be reborrowed, subject to customary conditions. See “—Conflicts of Interest” below in this section.

Restrictions on Ownership and Transfer	Shares of our common stock are subject to certain restrictions on ownership and transfer designed to preserve our qualification as a REIT for federal income tax purposes. See “Description of Capital Stock—Restrictions on Ownership and Transfer of the Company’s Capital Stock” in the accompanying prospectus.

NYSE Listing	Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “KRC”.

Risk Factors	An investment in our common stock involves various risks and prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” beginning on page S-5 of this prospectus supplement and under the captions entitled “Risk Factors” in our and the operating partnership’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (in each case, including any amendments thereto), which are incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the other risks described in this prospectus supplement and the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in our common stock.

Conflicts of Interest	Affiliates of some or all of the Agents are lenders under the operating partnership’s credit facilities and the Agents and/or their respective affiliates may from time to time hold debt securities or other indebtedness of the Company, the operating partnership or other subsidiaries of the Company. To the extent that we use any of the net proceeds we receive from this offering or from settlement under any forward sale agreements we may enter into to repay loans or other indebtedness held by any of the Agents or any of their respective affiliates, such Agents and affiliates will receive proceeds from this offering or from settlement under any such forward sale agreements through the repayment of those loans or other indebtedness, as applicable. In addition, if we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser will attempt to borrow from third parties and sell, through the relevant Agent, acting as Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser will be either an Agent or an affiliate of an Agent. As a result, an Agent or its affiliate will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreements. See “Plan of Distribution (Conflicts of Interest)—Conflicts of Interest” and “Plan of Distribution (Conflicts of Interest)—Other Relationships” in this prospectus supplement.

Transfer Agent and Registrar	Computershare, Inc.

We had 100,972,035 shares of our common stock issued and outstanding as of June 30, 2019. We have reserved shares of our common stock for issuance upon the exercise of stock options and restricted stock units granted under our equity compensation plans, for issuance under our equity compensation plans, and for issuance upon exchange or redemption of common units of limited partnership interest of the operating partnership as described in the accompanying prospectus under “Description of Material Provisions of the Partnership Agreement of Kilroy Realty, L.P.—Common Limited Partnership Units—Redemption/Exchange Rights”. All of the foregoing shares, in addition to shares held by certain stockholders, have been or will be registered under the Securities Act of 1933, as amended, or the Securities Act, and, if and when issued or sold, will therefore generally be freely tradable in the public markets. For additional information, please see our and the operating partnership’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (in each case, including any amendments thereto), all of which are incorporated by reference in this prospectus supplement and the accompanying prospectus. We initially reserved 18,181,818 shares of our common stock for issuance pursuant to the sale of newly issued shares that may be offered and sold by us to or through the Agents, acting as our sales agents or as principal, and upon settlement of any forward sale agreements we may enter into in connection with this offering and, if and when issued, such shares generally will be freely tradable in the public markets. As of August 30, 2019, we had issued 894,932 of those shares and the remaining 17,286,886 shares were available for future issuance.

RISK FACTORS

Investing in our common stock involves risks. Before acquiring any common stock pursuant to this prospectus supplement and the accompanying prospectus, you should carefully consider the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus that we may provide you in connection with this offering, including, without limitation, the risks set forth below and under the captions (or similar captions) “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s most recent Annual Report on Form 10-K and any amendments thereto filed with the Securities Exchange Commission, or SEC, under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, if applicable, “Item 1A. Risk Factors” in Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s subsequent Quarterly Reports on Form 10-Q and any amendments thereto filed with the SEC and as described in other filings of Kilroy Realty Corporation and Kilroy Realty, L.P. with the SEC. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, funds from operations and prospects, as well as the trading price of our common stock, and might cause you to lose all or a part of your investment in our common stock. Please also refer to the sections “Industry and Market Data” and “Forward-Looking Statements” in this prospectus supplement and in Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (in each case, including any amendments thereto).

Risks Related to this Offering

This offering and future issuances of our common stock could be dilutive to our earnings per share and funds from operations per share.

The issuance and sale by us of any shares of our common stock in this offering or upon settlement of any forward sale agreements we may enter into with any of the Forward Purchasers, the receipt of the net proceeds therefrom and the use of those net proceeds could have a dilutive effect on our earnings per share and funds from operations per share. Additional issuances of our common stock, including in connection with development activity and acquisitions, if any, could also be dilutive to our earnings per share and funds from operations per share. The issuance or sale by us of our common stock, including the sale by us of shares in this offering or pursuant to any forward sale agreements, in connection with acquisitions, if any, or in the secondary market (including upon the conversion, exchange or exercise of our outstanding convertible and exchangeable securities, if any, upon redemption of the operating partnership’s common units or other partnership units of limited partnership interest, if applicable, and upon the issuance of shares of common stock under our stock option and other equity incentive plans or pursuant to options or other awards granted under those plans), or the perception that such additional issuances or sales could occur, could also adversely affect the trading price of our common stock and our ability to raise capital through future offerings of equity or equity-related securities. In addition, if we are unable to apply any net proceeds we may receive from this offering or from settlement under any forward sale agreements we may enter into to make investments that generate sufficient revenues to offset the dilutive impact of the issuance by us of shares of our common stock in this offering or pursuant to those forward sale agreements, there will be further dilution of our earnings per share and funds from operations per share.

Settlement provisions contained in any forward sale agreement subject us to certain risks.

Each Forward Purchaser will have the right to accelerate the settlement of all or any portion of the shares underlying any forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event) that it enters into with us and require us to physically settle such shares on a date specified by such Forward Purchaser if: (1) in such Forward Purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because (x) insufficient shares of our common stock have been made available for borrowing by securities lenders or (y) such Forward Purchaser or any of its affiliates would incur a stock borrow cost in excess of a specified threshold; (2) we declare any distribution, issue or dividend on shares of our common stock (a) payable in cash in excess of specified amounts (unless it is an extraordinary dividend), (b) that constitutes an extraordinary dividend under the forward sale agreement, (c) payable in securities of another company as a result of a spin-off or similar transaction, or (d) payable in any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such Forward Purchaser and its affiliates are or would be exceeded; (4) an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, our insolvency or a delisting of our common stock) or (b) occurs that would constitute a hedging disruption or change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement or our insolvency (each as more fully described in the relevant forward sale agreement).

A Forward Purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of any forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and funds from operations per share.

Except under certain circumstances, we will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of the shares of common stock subject to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant Forward Purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period to:

•

return shares of our common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and if applicable,

•	in the case of net share settlement, deliver shares of our common stock to us to the extent required upon settlement of such forward sale agreement.

The initial forward price we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. In addition, the initial forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we expect to declare on our common stock during the term of such forward sale agreement. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price. If the price of our common stock at which these purchases by such Forward Purchaser (or its affiliate) are made is below the relevant forward price, such Forward Purchaser will pay us the difference in cash (if we elect to cash settle) or deliver to us shares of our common stock having a market value equal to such difference (if we elect to net share settle). If the price of our common stock at which these purchases are made by such Forward Purchaser (or its affiliate) exceeds the applicable forward price, we will pay such Forward Purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such Forward Purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of shares of our common stock from such Forward Purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to such Forward Purchaser. See “Plan of Distribution (Conflicts of Interest)—Sales Through Forward Sellers.”

In addition, the purchase of our common stock by a Forward Purchaser or its affiliate to unwind the Forward Purchaser’s hedge position could cause the price of our common stock to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that we would owe such Forward Purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that such Forward Purchaser would owe us upon settlement of the applicable forward sale agreement.

In case of our bankruptcy or insolvency, any forward sale agreements will automatically terminate, and we would not receive the expected net proceeds from any forward sales of shares of our common stock.

If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant Forward Purchaser any shares of our common stock not previously delivered, and the relevant Forward Purchaser would be discharged from its obligation to pay the applicable forward price per share in respect of any shares of our common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward price per share in respect of those shares of our common stock.

We have in the past entered into forward sale transactions, and we may in the future enter into forward sale transactions that are not part of the offering contemplated by this prospectus supplement, all of which subject us to risks similar to those described above.

We have in the past entered into forward sale transactions, both pursuant to the sales agreement with the Agents and the Forward Purchasers and in connection with other transactions, and we may in the future enter into forward sale transactions in connection with public offerings or other transactions other than the offering contemplated by this prospectus supplement and the accompanying prospectus. The forward sale transactions that we entered into in the past, to the extent not fully settled, subject us to risks that are substantially similar to the risks described above in this section. Likewise, if in the future we enter into any forward sale transactions that are not entered into in connection with the offering contemplated by this prospectus supplement and the accompanying prospectus, those forward sale transactions also may subject us to risks that are substantially similar to the risks described above.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, contain, and documents we subsequently file with the SEC and incorporate by reference herein or therein may contain, certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, among other things, statements or information concerning our plans, objectives, capital resources, portfolio performance, results of operations, projected future occupancy and rental rates, lease expirations, debt maturities, potential investments, strategies such as capital recycling, development and redevelopment activity, projected construction costs, projected construction commencement and completion dates, projected square footage of space that could be constructed on undeveloped land that we own, projected rentable square footage of or number of units in properties under construction or in the development pipeline, anticipated proceeds from capital recycling activity or other dispositions and anticipated dates of those activities or dispositions, projected increases in the value of properties, dispositions, future executive incentive compensation, pending, potential or proposed acquisitions, pending, potential or proposed new leases or lease renewals, the anticipated use of proceeds we receive from this offering or from our outstanding forward equity sale agreements, if any, plans to grow our net operating income and funds from operations, our ability to re-lease properties at or above current market rates, anticipated market conditions and demographics and other forward-looking financial data. Forward-looking statements can be identified by the use of words such as “believes,” “expects,” “projects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” and the negative of these words and phrases and similar expressions that do not relate to historical matters. Forward-looking statements are based on our expectations, beliefs and assumptions as of the dates on which those forward-looking statements were made, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others:

•	global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants;

•	adverse economic or real estate conditions generally, and specifically, in the States of California and Washington;

•	risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry;

•	defaults on or non-renewal of leases by tenants;

•	any significant downturn in tenants’ businesses;

•	our ability to re-lease property at or above current market rates;

•	costs to comply with government regulations, including environmental remediation;

•	the availability of cash for distribution and debt service and exposure to risk of default under debt obligations;

•	increases in interest rates and our ability to manage interest rate exposure;

•

the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt;

•

a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges;

•	significant competition, which may decrease the occupancy and rental rates of properties;

•	potential losses that may not be covered by insurance;

•	the ability to successfully complete acquisitions and dispositions on announced terms;

•	the ability to successfully operate acquired, developed and redeveloped properties;

•	the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts;

•	delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties;

•	increases in anticipated capital expenditures, tenant improvement and/or leasing costs;

•	defaults on leases for land on which some of our properties are located;

•	adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes;

•	risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers;

•

the impact of existing and any future tariffs imposed by the United States or other nations, particularly those that affect tenants or potential tenants operating in the technology sector, and other regional, national or global events or circumstances, including recessions or the perceived threat of recessions, Brexit and other events affecting regional, national or global economies;

•	environmental uncertainties and risks related to natural disasters; and

•	our ability to maintain our status as a REIT.

The risk factors included in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, and documents we subsequently file with the SEC and incorporate by reference herein or therein, are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in this prospectus supplement and in the accompanying prospectus and in Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s most recent Annual Report on Form 10-K, and in Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s subsequent Quarterly Reports on Form 10-Q, as well as the other risks described in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein or therein or in any free writing prospectus we may provide you with in this offering. All forward-looking statements are based on information that was available and speak only as of the dates on which they were made. We assume no obligation to update any forward-looking statement that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

USE OF PROCEEDS

We intend to use the net cash proceeds we receive from the issuance and sale by us of any shares of our common stock to or through the Agents and any net cash proceeds we receive upon settlement of any forward sale agreements with the relevant Forward Purchasers for general corporate purposes, which may include funding development projects, acquiring land and properties and repaying indebtedness. Pending application of the net proceeds for those purposes, we may temporarily invest such net proceeds in marketable securities. As of August 30, 2019, we had borrowings of $170.0 million outstanding under the operating partnership’s unsecured revolving credit facility and borrowings of $150.0 million outstanding under its unsecured term loan facility. The unsecured revolving credit facility matures in July 2022 and, as of August 30, 2019, bore interest at a rate equal to the London Interbank Offered Rate, or LIBOR, plus 1.00%, and the unsecured term loan facility matures in July 2022 and, as of August 30, 2019, bore interest at a rate equal to LIBOR plus 1.10%. Proceeds from borrowings under the unsecured revolving credit facility and unsecured term loan facility were applied for general corporate purposes, including funding development projects, acquiring land and properties and repaying other indebtedness. Any borrowings under any revolving credit facility that are repaid with any such net proceeds may be reborrowed, subject to customary conditions.

As of the date of this prospectus supplement, affiliates of some or all of the Agents are lenders and, in certain cases, agents under the operating partnership’s unsecured revolving credit facility and unsecured term loan facility. In addition, affiliates of some or all of the Agents may in the future be lenders and/or agents under new credit facilities or amendments or restatements of these existing credit facilities, in each case that the Company, the operating partnership or other subsidiaries of the Company may enter into from time to time, and the Agents and their respective affiliates may from time to time hold debt securities or other indebtedness of the Company, the operating partnership or other subsidiaries of the Company. As described above, any net cash proceeds we receive from this offering or from settlement under any forward sale agreements we enter into may be used to repay borrowings under any such existing or future credit facilities or any such debt securities or other indebtedness. Because affiliates of some or all of the Agents are lenders under the operating partnership’s existing revolving credit facility or term loan facility and may be lenders under future credit facilities entered into by the Company, the operating partnership or any other subsidiaries of the Company, to the extent that any net cash proceeds we receive from this offering or from settlement under any forward sale agreements are applied to repay any such borrowings, such affiliates will receive proceeds from this offering or from settlement under any such forward sale agreements through the repayment of those borrowings. Likewise, to the extent that net proceeds from this offering or from settlement under any forward sale agreements are applied to pay any other indebtedness of the Company, the operating partnership or any of the Company’s other subsidiaries that may be held by any of the Agents or any of their respective affiliates, such Agents or affiliates, as the case may be, will receive proceeds of this offering or from settlement under any such forward sale agreement through the repayment of that indebtedness. The amount received by any Agent and its respective affiliates, as applicable, from the repayment, if any, of those borrowings and/or that indebtedness may exceed 5% of the proceeds of this offering (not including the Agents’ discounts and commissions). However, because REITs are not subject to Rule 5121 of the Financial Industry Regulatory Authority, Inc., or FINRA, regarding conflicts of interest, the appointment of a “qualified independent underwriter” is not required in connection with this offering.

If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser will attempt to borrow from third parties and sell, through the relevant Agent, acting as Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser will be either an Agent or an affiliate of an Agent. As a result, an Agent or its affiliate will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreements.

For additional information, see “Plan of Distribution (Conflicts of Interest)—Conflicts of Interest” and “Plan of Distribution (Conflicts of Interest)—Other Relationships”.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

On June 5, 2018, we entered into a sales agreement (the “sales agreement”) with BofA Securities, Inc. (as assignee of Merrill Lynch, Pierce, Fenner & Smith Incorporated), Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc. (each, an “Agent” and, collectively, the “Agents”) and the Forward Purchasers (as defined below) providing for the offer and sale of shares of our common stock having an aggregate gross sales price of up to $500,000,000 from time to time through the Agents, acting as our sales agents or, if applicable, as Forward Sellers (as defined below), or directly to the Agents acting as principal. Under the sales agreement, we have offered and sold shares of our common stock having an aggregate gross sales price of $125,018,697 through the date of this prospectus supplement pursuant to a prior prospectus supplement and prospectus. Accordingly, as of the date of this prospectus supplement, shares of our common stock having an aggregate gross sales price of up to $374,981,303 remain available for offer and sale pursuant to the sales agreement.

Sales, if any, of shares of our common stock made through the Agents, as our sales agents or as Forward Sellers pursuant to the sales agreement, may be made (1) in “at the market” offerings (as defined in Rule 415 under the Securities Act of 1933, as amended) by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made on the NYSE, sales made to or through market makers and sales made through other securities exchanges or electronic communications networks and (2) in such privately negotiated transactions, which may include block trades, as we and any Agent may agree.

The sales agreement contemplates that, in addition to the issuance and sale by us of shares of our common stock to or through the Agents, we may enter into separate forward sale agreements (each, a “forward sale agreement” and, collectively, the “forward sale agreements”), each with BofA Securities, Inc. (as assignee of Merrill Lynch, Pierce, Fenner & Smith Incorporated), Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC or RBC Capital Markets, LLC or one of their respective affiliates (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”). If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser will attempt to borrow from third parties and sell, through the relevant Agent, acting as sales agent for such Forward Purchaser, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. We refer to an Agent, when acting as sales agent for the relevant Forward Purchaser, as, individually, a “Forward Seller” and, collectively, the “Forward Sellers.” Each Forward Purchaser will be either one of the Agents named in the first sentence of this paragraph or an affiliate of one of those Agents and, unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” Forward Purchaser mean, with respect to any Agent, the affiliate of such Agent that is acting as Forward Purchaser or, if applicable, such Agent acting in its capacity as Forward Purchaser. Only Agents that are, or are affiliated with, Forward Purchasers will act as Forward Sellers.

None of the Agents, whether acting as our sales agent or as Forward Seller, is required to sell any specific number or dollar amount of shares of our common stock but each has agreed to use its commercially reasonable efforts to sell, on the terms and subject to the conditions of the sales agreement, shares of our common stock on terms agreed upon by such Agent, us and, in the case of shares offered through such Agent as Forward Seller, the relevant Forward Purchaser from time to time. The shares of our common stock offered and sold through the Agents, as our sales agents or as Forward Sellers, pursuant to the sales agreement will be offered and sold through only one Agent on any given day.

In no event will the aggregate gross sales price of shares of our common stock sold by us to or through the Agents, acting as our sales agents or as principal, and by the Forward Purchasers through the applicable Agents, acting as Forward Sellers in connection with any forward sale agreements, exceed $500,000,000.

We and the operating partnership have agreed to indemnify the Agents and the Forward Purchasers against certain liabilities in connection with this offering, including liabilities under the Securities Act or to contribute to payments that the Agents or the Forward Purchasers may be required to make in respect of those liabilities. We and the operating partnership have also agreed to reimburse the Agents, under certain circumstances, for certain fees and expenses of their legal counsel in connection with the transactions contemplated by the sales agreement.

We estimate that the total expenses payable by us in connection with the offering and sale of shares of our common stock pursuant to the sales agreement, excluding commissions and discounts, will be approximately $580,000. The remaining sales proceeds from the sale of any shares of our common stock, after deducting any transaction fees, transfer taxes or similar fees, taxes or charges imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds from the sale of our common stock offered by this prospectus supplement and the accompanying prospectus. However, as described below under “—Sales Through Forward Sellers,” we will not initially receive any proceeds from the sale of shares of our common stock borrowed by a Forward Purchaser and sold through the relevant Agent, acting as Forward Seller.

The offering of shares of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of shares of our common stock (including shares sold by us to or through the Agents and borrowed shares sold through the Agents, acting as Forward Sellers) having an aggregate gross sales price of $500,000,000 pursuant to the sales agreement and (2) the termination of the sales agreement by us or by the parties thereto by mutual agreement. Any Agent or Forward Purchaser may also terminate the sales agreement but only with respect to itself.

The Agents have determined that our common stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) of Regulation M. If an Agent or we has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other parties to the sales agreement and sales of our common stock under the sales agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of the Agents and us.

Sales Through Agents as our Sales Agents or to Agents as Principal

Upon its acceptance of instructions from us, each Agent has agreed to use its commercially reasonable efforts to sell shares of our common stock, as our sales agent, on the terms and subject to the conditions set forth in the sales agreement. We will instruct each Agent as to the amount of common stock to be sold by it as our sales agent. We may instruct an Agent not to sell our common stock as our sales agent if the sales cannot be effected at or above a price designated by us. We or any Agent may at any time immediately suspend the offering of shares of our common stock through such Agent, as our sales agent, upon notice to the other party.

The applicable Agent will provide written confirmation to us following the close of trading on the NYSE on each day on which shares of our common stock are sold through such Agent, as our sales agent, under the sales agreement. Each confirmation will include the number of shares of our common stock sold on that day, the gross sales price per share, the aggregate gross sales price of the shares of our common stock sold, the net proceeds and the compensation payable by us to such Agent in connection with such sales of our common stock.

We will pay the applicable Agent a commission at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than, 2.0% of the gross sales price per share of our common stock sold through such Agent, as our sales agent, under the sales agreement. We may also agree with any Agent, acting as our sales agent, to sell shares of our common stock other than through ordinary brokers’ transactions using sales efforts and methods that may constitute “distributions” within the meaning of Rule 100 of Regulation M under the Exchange Act, and for which we may agree to pay such Agent a commission that may exceed 2.0% of the gross sales price per share of our common stock sold.

Under the terms of the sales agreement, we may also sell shares of our common stock to one or more of the Agents, as principal, at a price per share to be agreed upon at the time of sale. If we sell shares to one or more of the Agents as principal, we will enter into a separate terms agreement with such Agent or Agents, as the case may be, and we will describe the terms of the offering of those shares in a separate prospectus supplement. In any such sale to an Agent as principal, we may agree to pay the applicable Agent a commission or underwriting discount that may exceed 2.0% of the gross sales price per share of common stock sold to such Agent, as principal. None of the Agents has any obligation to purchase shares of common stock from us and may elect whether or not to do so in its sole and absolute discretion.

We expect that settlement for sales of our common stock through an Agent, acting as our sales agent, or to an Agent, acting as principal, will occur on the second business day (or on such other date as may be agreed upon by us and such Agent) following the respective dates on which any such sales are made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. The obligations of each Agent under the sales agreement are subject to a number of conditions, which such Agent may waive in its sole and absolute discretion.

Sales Through Forward Sellers

If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser will attempt to borrow from third parties and sell, through the relevant Agent, acting as sales agent for such Forward Purchaser, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement.

In connection with any forward sale agreement, we will deliver instructions to the relevant Agent directing such Agent, as Forward Seller, to sell the applicable borrowed shares of our common stock on behalf of the relevant Forward Purchaser. Upon its acceptance of such instructions, such Agent has agreed to use its commercially reasonable efforts to sell such shares of common stock, as Forward Seller on behalf of such Forward Purchaser, on the terms and subject to the conditions set forth in the sales agreement. We may instruct such Agent as to the amount of common stock to be sold by it as Forward Seller and may also instruct such Agent not to sell such common stock if the sales cannot be effected at or above a price designated by us. We or the applicable Agent may at any time immediately suspend the offering of shares of our common stock through such Agent, as Forward Seller, upon notice to the other party.

In connection with each forward sale agreement, we will pay the applicable Agent a commission, in the form of a reduction to the initial forward price payable under the related forward sale agreement, at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than, 2.0% of the gross sales price per share of the borrowed shares of our common stock sold through such Agent, acting as Forward Seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an “ex-dividend” date during such forward selling period). We may also agree with any Agent, acting as Forward Seller, to sell shares of our common stock other than through ordinary brokers’ transactions using sales efforts and methods that may constitute “distributions” within the meaning of Rule 100 of Regulation M under the Exchange Act, and for which we may agree to pay such Agent a commission in the form of a reduction to the initial forward price payable under the related forward sale agreement, that may exceed 2.0% of the gross sales price per share of our common stock sold. We sometimes refer to this commission as the “forward selling commission.”

We expect that settlement between a Forward Purchaser and the relevant Agent, as Forward Seller, for sales of borrowed shares of our common stock, as well as settlement between such Agent and buyers of such shares in the market, will occur on the second business day (or such other date as may be agreed upon by the relevant parties) following the respective dates on which any such sales are made in return for the payment of the net proceeds therefor. There is no arrangement for funds to be received in escrow, trust or similar arrangement. The obligations of an Agent, acting as Forward Seller, under the sales agreement are subject to a number of conditions, which such Agent may waive in its sole and absolute discretion.

Pursuant to each forward sale agreement, if any, we will have the right to issue and sell to the Forward Purchaser party thereto a specified number of shares of our common stock on the terms and subject to the conditions set forth therein, or, alternatively, to elect cash settlement or net share settlement, as described below, for all or any portion of such shares. The initial forward price per share under each forward sale agreement will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume weighted average price per share at which the borrowed shares of our common stock were sold pursuant to the sales agreement by the relevant Agent, acting as Forward Seller, during the applicable forward selling period for such shares to hedge the relevant Forward Purchaser’s exposure under such forward sale agreement (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an “ex-dividend” date during such forward selling period). Thereafter, the initial forward price will be subject to the price adjustment provisions of the applicable forward sale agreement. We will not initially receive any proceeds from any sale of borrowed shares of our common stock through an Agent, acting as Forward Seller, and all of such net proceeds will be paid to the relevant Forward Purchaser (or one or more of its affiliates).

We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, although, as discussed below, we will generally have the right, subject to certain exceptions, to elect cash settlement or net share settlement instead of physical settlement for any of the shares we have agreed to sell under such forward sale agreement. If we elect or are deemed to have elected to physically settle any forward sale agreement by delivering shares of our common stock, we will receive an amount of cash from the relevant Forward Purchaser equal to the product of (1) the initial forward price per share under such forward sale agreement and (2) the number of shares of our common stock as to which we have elected or are deemed to have elected physical settlement, subject to the price adjustment and other provisions of such forward sale agreement. Each forward sale agreement will provide that the initial forward price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. In addition, the initial forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we expect to declare on our common stock during the term of such forward sale agreement. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price. The forward price is subject to a floor of $0.01 per share.

We expect that, before any issuance of shares of our common stock upon physical settlement or net share settlement of any forward sale agreement, the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share and funds from operations per share will be deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of such forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price during the relevant forward selling period specified in such forward sale agreement) using the proceeds receivable upon settlement (based on the adjusted forward price at the end of the relevant reporting period). Consequently, prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share or funds from operations per share as a result of such forward sale agreement except during periods when the average market price of our common stock is above the per share adjusted forward price of such forward sale agreement, subject to increase or decrease based on a specified daily rate less a spread, and subject to decrease by amounts related to expected dividends on our common stock during the term of that particular forward sale agreement. However, if we decide to physically or net share settle any forward sale agreement, delivery of shares of our common stock by us will result in dilution to our earnings per share and funds from operations per share.

Except under the circumstances described below, we will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of the shares of common stock subject to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant Forward Purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period to:

•

return shares of our common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required upon settlement of such forward sale agreement.

If the price of our common stock at which these purchases by such Forward Purchaser (or its affiliate) are made is below the relevant forward price, such Forward Purchaser will pay us such difference in cash (if we elect to cash settle) or deliver to us shares of our common stock having a market value equal to such difference (if we elect to net share settle). If the price of our common stock at which these purchases are made by such Forward Purchaser (or its affiliate) exceeds the applicable forward price, we will pay such Forward Purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such Forward Purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of shares of our common stock from such Forward Purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to such Forward Purchaser.

In addition, the purchase of our common stock by a Forward Purchaser or its affiliate to unwind the Forward Purchaser’s hedge position could cause the price of our common stock to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that we would owe such Forward Purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that such Forward Purchaser would owe us upon settlement of the applicable forward sale agreement.

Each Forward Purchaser will have the right to accelerate the settlement of all or any portion of the shares underlying any forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event) that it enters into with us and require us to physically settle such shares on a date specified by such Forward Purchaser if: (1) in such Forward Purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because (x) insufficient shares of our common stock have been made available for borrowing by securities lenders or (y) such Forward Purchaser or any of its affiliates would incur a stock borrow cost in excess of a specified threshold; (2) we declare any distribution, issue or dividend on shares of our common stock (a) payable in cash in excess of specified amounts (unless it is an extraordinary dividend), (b) that constitutes an extraordinary dividend under the forward sale agreement, (c) payable in securities of another company as a result of a spin-off or similar transaction, or (d) payable in any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such Forward Purchaser and its affiliates are or would be exceeded; (4) an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, our insolvency or a delisting of our common stock) or (b) occurs that would constitute a hedging disruption or change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement or our insolvency (each as more fully described in the relevant forward sale agreement).

A Forward Purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of any forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and funds from operations per share.

In addition, upon certain events of bankruptcy or insolvency relating to us, the forward sale agreements will terminate without further liability of the parties thereto. Following any such termination, we would not issue any shares of our common stock pursuant to such forward sale agreement agreements, and we would not receive any proceeds pursuant to the forward sale agreements.

The descriptions of certain provisions of the forward sale agreements appearing above and elsewhere in this prospectus supplement are not complete and are subject to, and qualified in their entirety by reference to, the terms and provisions of such forward sale agreements. A form of the forward sale agreement is included as an exhibit to the sales agreement, and the sales agreement has been or will be filed as an exhibit to a document incorporated by reference in the accompanying prospectus and may be obtained as described under “Where You Can Find More Information” in the accompanying prospectus.

Conflicts of Interest

We intend to use the net cash proceeds we receive from the issuance and sale by us of any shares of our common stock to or through the Agents and any net cash proceeds we receive upon settlement of any forward sale agreements with the relevant Forward Purchasers for general corporate purposes, which may include funding development projects, acquiring land and properties and repaying indebtedness. Pending application of the net cash proceeds for those purposes, we may temporarily invest such net proceeds in marketable securities. Any borrowings under any revolving credit facility that are repaid with any such net proceeds may be reborrowed, subject to customary conditions.

As of the date of this prospectus supplement, affiliates of some or all of the Agents are lenders and, in certain cases, agents under the operating partnership’s unsecured revolving credit facility and unsecured term loan facility. In addition, affiliates of some or all of the Agents may in the future be lenders and/or agents under new credit facilities or amendments or restatements of these existing credit facilities, in each case that the Company, the operating partnership or other subsidiaries of the Company may enter into from time to time, and the Agents and their respective affiliates may from time to time hold debt securities or other indebtedness of the Company, the operating partnership or other subsidiaries of the Company. As described above, any net cash proceeds we receive from this offering or from settlement under any forward sale agreements we enter into may be used to repay borrowings under any such existing or future credit facilities or any such debt securities or other indebtedness. Because affiliates of some or all of the Agents are lenders under the operating partnership’s existing revolving credit facility or term loan facility and may be lenders under future credit facilities entered into by the Company, the operating partnership or any other subsidiaries of the Company, to the extent that any net cash proceeds we receive from this offering or from settlement under any forward sale agreements are applied to repay any such borrowings, such affiliates will receive proceeds from this offering or from settlement under any such forward sale agreements through the repayment of those borrowings. Likewise, to the extent that net proceeds from this offering or from settlement under any forward sale agreements are applied to pay any other indebtedness of the Company, the operating partnership or any of the Company’s other subsidiaries that may be held by any of the Agents or any of their respective affiliates, such Agents or affiliates, as the case may be, will receive proceeds of this offering or from settlement under any such forward sale agreement through the repayment of that indebtedness. The amount received by any Agent and its respective affiliates, as applicable, from the repayment, if any, of those borrowings and/or that indebtedness may exceed 5% of the proceeds of this offering (not including the Agents’ discounts and commissions). However, because REITs are not subject to Rule 5121 of the Financial Industry Regulatory Authority, Inc., or FINRA, regarding conflicts of interest, the appointment of a “qualified independent underwriter” is not required in connection with this offering.

If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser will attempt to borrow from third parties and sell, through the relevant Agent, acting as Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser will be either an Agent or an affiliate of an Agent. As a result, an Agent or its affiliate will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreements.

Other Relationships

In addition to the matters discussed above under “—Conflicts of Interest,” some or all of the Agents and Forward Purchasers and/or their respective affiliates have engaged in, and/or may in the future engage in, investment banking, commercial banking, trustee, financial advisory and/or other commercial dealings in the ordinary course of business with the Company, the operating partnership or any of the Company’s other subsidiaries, for which they have received and/or may in the future receive fees and commissions for these transactions and services.

In addition, in the ordinary course of their various business activities, the Agents and Forward Purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of the Company, the operating partnership or, if applicable, any of the Company’s other subsidiaries. Certain of the Agents, Forward Purchasers or their respective affiliates that may have lending relationships with the Company, the operating partnership or, if applicable, any of the Company’s other subsidiaries may also choose to hedge their credit exposure to the Company, the operating partnership or, if applicable, any such subsidiary, as the case may be, consistent with their customary risk management policies. Typically those Agents, Forward Purchasers and their respective affiliates would hedge such exposure by entering into transactions, which may consist of either the purchase of credit default swaps or the creation of short positions in securities of the Company, the operating partnership or, if applicable, any such subsidiary. The Agents and Forward Purchasers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of securities or financial instruments of the Company or the operating partnership and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of our common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospects or other material or advertisements relating to us or the offering of the shares, where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus nor any free writing prospects or other material or advertisements in connection with the offering of the shares may be distributed or published in or from any other country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in this prospectus supplement, the accompanying prospectus or a document which is incorporated by reference in this prospectus supplement or the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement or the accompanying prospectus, or information that we later file with the SEC prior to the termination of this offering that is incorporated by reference or deemed to be incorporated by reference herein or therein, as the case may be, modifies or replaces such statements. We incorporate by reference the following documents we filed with the SEC:

•	the Company’s and the operating partnership’s Annual Report on Form 10-K for the year ended December 31, 2018;

•	the Company’s and the operating partnership’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019; and

•

the Company’s Current Report on Form 8-K filed on February 26, 2019, the Company’s and the operating partnership’s Current Report on Form 8-K filed on March 1, 2019, the Company’s and the operating partnership’s Current Report on Form 8-K filed on March 5, 2019, the Company’s Current Report on Form 8-K filed on May 17, 2019, the Company’s and the operating partnership’s Current Report on Form 8-K filed on August 29, 2019, the Company’s and the operating partnership’s Current Report on Form 8-K filed on September 5, 2019 and the Company’s and the operating partnership’s Current Report on Form 8-K filed on September 18, 2019.

The information appearing in the Company’s and the operating partnership’s Current Report on Form 8-K (including the exhibit thereto) filed with the SEC on March 5, 2019 has been superseded and replaced in its entirety by the information appearing under the caption “United States Federal Income Tax Considerations” in the accompanying prospectus.

We are also incorporating by reference any additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the termination of this offering. We are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed above or filed in the future, that are deemed to have been “furnished to,” rather than “filed” with, the SEC, including our compensation committee report and performance graph included or incorporated by reference in any Annual Report on Form 10-K or proxy statement, or any information or related exhibits furnished pursuant to Items 2.02 or 7.01 of Form 8-K, or any exhibits filed pursuant to Item 9.01 of Form 8-K that are not deemed “filed” with the SEC.

To receive a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including exhibits, if they are specifically incorporated by reference in the documents, call or write Kilroy Realty Corporation, 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attention: Secretary (telephone (310) 481-8400).

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Latham & Watkins LLP, Los Angeles, California. Certain legal matters relating to Maryland law, including the validity of the shares of common stock to be issued and offered by this prospectus supplement and the accompanying prospectus, will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland. Sidley Austin LLP, San Francisco, California, will act as counsel to the Agents, the Forward Sellers and the Forward Purchasers.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus supplement by reference from Kilroy Realty Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of Kilroy Realty Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus supplement by reference from Kilroy Realty, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of Kilroy Realty, L.P.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

KILROY REALTY CORPORATION

Common Stock, Preferred Stock, Depositary Shares, Warrants and Guarantees

KILROY REALTY, L.P.

Debt Securities

We may offer from time to time in one or more series or classes (i) debt securities of Kilroy Realty, L.P. which may be fully and unconditionally guaranteed by Kilroy Realty Corporation, (ii) shares of Kilroy Realty Corporation’s common stock, par value $.01 per share, (iii) shares or fractional shares of Kilroy Realty Corporation’s preferred stock, par value $.01 per share, (iv) depositary shares representing fractional or multiple shares of Kilroy Realty Corporation’s preferred stock and (v) warrants to purchase preferred stock or common stock, referred to collectively in this prospectus as the offered securities, separately or together, in separate series in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus.

The specific terms of the offered securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus, and will include, where applicable (i) in the case of debt securities and, as applicable, related guarantees, the specific terms of such debt securities, which may be either senior or subordinated, secured or unsecured, and related guarantees, (ii) in the case of common stock, any initial public offering price; (iii) in the case of preferred stock, the specific title and any dividend, liquidation, redemption, conversion, voting and other rights and any initial public offering price; (iv) in the case of depositary shares, the fractional or multiple shares of preferred stock represented by each such depositary share; and (v) in the case of warrants, the duration, offering price, exercise price and detachability. In addition, such specific terms may include limitations on actual or constructive ownership and restrictions on transfer of the offered securities, in each case as may be appropriate to preserve Kilroy Realty Corporation’s status as a real estate investment trust, or REIT, for federal income tax purposes.

The applicable prospectus supplement will also contain information, where applicable, about (i) certain United States federal income tax consequences relating to, and (ii) any listing on a securities exchange of, the offered securities covered by such prospectus supplement.

The securities may be offered directly, through agents we may designate from time to time or by, to or through underwriters or dealers. The securities also may be offered by securityholders, if so provided in a prospectus supplement hereto. We will provide specific information about any selling securityholders in one or more supplements to this prospectus. If any agents or underwriters are involved in the sale of any of the offered securities, their names, and any applicable purchase price, fee, commission or discount arrangement with or among them, will be set forth in, or will be calculable from the information set forth in, the applicable prospectus supplement. See “Plan of Distribution.” No offered securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of offered securities.

Kilroy Realty Corporation’s common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “KRC.” On September 17, 2019, the last reported sales price of Kilroy Realty Corporation’s common stock on the NYSE was $77.53 per share.

Before you invest in the offered securities, you should consider the risks discussed in “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 18, 2019.

Kilroy Realty, L.P., or the operating partnership, is a Delaware limited partnership. Kilroy Realty Corporation, or the Company or guarantor, is the sole general partner of the operating partnership. Unless otherwise expressly stated or the context otherwise requires, in this prospectus, “we,” “us” and “our” refer collectively to the Company, the operating partnership and the Company’s other subsidiaries, references to “Company common stock” or similar references refer to the common stock, par value $.01 per share, of the Company and references to “common units” or similar references refer to the common units of the operating partnership.

You should rely only on the information contained in this prospectus, the applicable prospectus supplement, the documents incorporated or deemed to be incorporated by reference in either and any free writing prospectus that we may provide you in connection with the offered securities. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with any additional or different information, you should not rely on it. Neither this prospectus nor the applicable prospectus supplement nor any such free writing prospectus is an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate or an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus, the applicable prospectus supplement, any document incorporated or deemed to be incorporated by reference in either or any free writing prospectus that we may provide you in connection with the offered securities is accurate on any date after the respective dates of those documents or, in the case of documents incorporated or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, after the respective dates those documents were filed with the Securities and Exchange Commission. Our business, financial condition, results of operations, funds from operations and prospects may have changed since those respective dates.

i

RISK FACTORS

Investment in the offered securities involves risks. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus, in the applicable prospectus supplement or in any free writing prospectus that we may provide you in connection with the offered securities, including, without limitation, the risks set forth under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, incorporated into this prospectus and the applicable prospectus supplement by reference, as updated in subsequent filings of Kilroy Realty Corporation and Kilroy Realty, L.P. with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in either. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, funds from operations and prospects and might cause you to lose all or a part of your investment in the offered securities. Please also refer to the section entitled “Forward-Looking Statements” included elsewhere in this prospectus and the applicable prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus and the applicable prospectus supplement, including the documents incorporated by reference herein or therein, contain, and documents we subsequently file with the SEC and incorporate by reference herein or therein may contain, certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, including, among other things, statements or information concerning our plans, objectives, capital resources, portfolio performance, results of operations, projected future occupancy and rental rates, lease expirations, debt maturities, potential investments, strategies such as capital recycling, development and redevelopment activity, projected construction costs, projected construction commencement and completion dates, projected square footage of space that could be constructed on undeveloped land that we own, projected rentable square footage of or number of units in properties under construction or in the development pipeline, anticipated proceeds from capital recycling activity or other dispositions and anticipated dates of those activities or dispositions, projected increases in the value of properties, dispositions, future executive incentive compensation, pending, potential or proposed acquisitions, pending, potential or proposed new leases or lease renewals, the anticipated use of proceeds from any offered securities, plans to grow our net operating income and funds from operations, our ability to re-lease properties at or above current market rates, anticipated market conditions and demographics and other forward-looking financial data. Forward-looking statements can be identified by the use of words such as “believes,” “expects,” “projects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” and the negative of these words and phrases and similar expressions that do not relate to historical matters. Forward-looking statements are based on our expectations, beliefs and assumptions as of the dates on which those forward-looking statements were made, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others:

•	global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants;

•	adverse economic or real estate conditions generally, and specifically, in the States of California and Washington;

•	risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry;

•	defaults on or non-renewal of leases by tenants;

•	any significant downturn in tenants’ businesses;

•	our ability to re-lease property at or above current market rates;

•	costs to comply with government regulations, including environmental remediation;

•	the availability of cash for distribution and debt service and exposure to risk of default under debt obligations;

•	increases in interest rates and our ability to manage interest rate exposure;

•

the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt;

•

a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges;

•	significant competition, which may decrease the occupancy and rental rates of properties;

•	potential losses that may not be covered by insurance;

•	the ability to successfully complete acquisitions and dispositions on announced terms;

•	the ability to successfully operate acquired, developed and redeveloped properties;

•	the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts;

•	delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties;

•	increases in anticipated capital expenditures, tenant improvement and/or leasing costs;

•	defaults on leases for land on which some of our properties are located;

•	adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes;

•	risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers;

•

the impact of existing and any future tariffs imposed by the United States or other nations, particularly those that affect tenants or potential tenants operating in the technology sector, and other regional, national or global events or circumstances, including recessions or the perceived threat of recessions, Brexit and other events affecting regional, national or global economies;

•	environmental uncertainties and risks related to natural disasters; and

•	our ability to maintain our status as a REIT.

The risk factors included in this prospectus and the applicable prospectus supplement, including the documents incorporated by reference herein or therein, and documents we subsequently file with the SEC and incorporate by reference herein or therein, are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional risk factors that could materially adversely affect our and the operating partnership’s business and financial performance, see the factors included under the caption “Risk Factors” in this prospectus, in the applicable prospectus supplement, in our and the operating partnership’s most recent Annual Report on Form 10-K, and in our and the operating partnership’s subsequent Quarterly Reports on Form 10-Q, as well as the other risks described in this prospectus and the applicable prospectus supplement and the documents incorporated by reference herein or therein. All forward-looking statements are based on information that was available and speak only as of the dates on which they were made. We assume no obligation to update any forward-looking statement that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

THE COMPANY

We are a self-administered REIT active in premier office and mixed-use submarkets along the West Coast. We own, develop, acquire and manage real estate assets, consisting primarily of Class A properties in the coastal regions of Greater Los Angeles, Orange County, San Diego County, the San Francisco Bay Area and Greater Seattle, which we believe have strategic advantages and strong barriers to entry. Class A real estate encompasses attractive and efficient buildings of high quality that are attractive to tenants, are well-designed and constructed with above-average material, workmanship and finishes and are well-maintained and managed.

Kilroy Realty Corporation is a Maryland corporation organized to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, which, as of June 30, 2019, owned its interests in all of its properties through the operating partnership and Kilroy Realty Finance Partnership, L.P., both of which are Delaware limited partnerships. We generally conduct substantially all of our operations through the operating partnership in which, as of June 30, 2019, Kilroy Realty Corporation owned an approximate 98.0% common general partnership interest. The remaining approximately 2.0% common limited partnership interest in the operating partnership as of June 30, 2019 was owned by non-affiliated investors and certain directors and officers of Kilroy Realty Corporation.

The Company’s outstanding common stock is listed on the NYSE under the symbol “KRC.”

Our principal executive offices are located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064. Our telephone number is (310) 481-8400.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the offered securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from sales of offered securities by selling securityholders.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES

This section describes the general terms and provisions of the operating partnership’s debt securities. When our operating partnership offers to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus, including the terms of any related guarantees by the Company and the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The debt securities may be offered either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be the operating partnership’s senior, senior subordinated or subordinated obligations and may be issued in one or more series. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be the operating partnership’s direct, unsecured senior obligations and will rank equally in right of payment with all of its other senior unsecured indebtedness.

Unless otherwise specified in a prospectus supplement, the debt securities will be issued under the indenture dated as of March 1, 2011, as amended and supplemented by a supplemental indenture thereto dated as of July 5, 2011 (as so amended and supplemented, the “indenture”), among the operating partnership, the Company and U.S. Bank National Association, as trustee. The indenture contains the full legal text of the matters described in this section. We have summarized select portions of the indenture below. The summary is not complete and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of the terms used in the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, those sections or defined terms are incorporated by reference into this prospectus or the applicable prospectus supplement, and this summary also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement. The form of the indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this “Description of Debt Securities and Related Guarantees,” references to the “operating partnership,” “we,” “our” or “us” refer solely to Kilroy Realty, L.P. and not to any of its subsidiaries and references to the “Company” or “guarantor” refer solely to Kilroy Realty Corporation and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of the Company’s board of directors and set forth or determined in the manner provided in a resolution of the Company’s board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus, will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet). A prospectus supplement, pricing supplement or term sheet may change any of the terms of the debt securities described in this prospectus.

Unless we state otherwise in the applicable prospectus supplement, we can issue an unlimited amount of the operating partnership’s debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal of and premium, if any, on the debt securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, premium, if any, and interest on the debt securities will be payable;

•	the price or prices and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•

if other than U.S. dollars, the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made and, if payments of principal, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities or the guarantees, if any, thereof;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of the series, including if applicable, the conversion or exchange price, the conversion or exchange period, the securities or other property into which such debt securities will be convertible or exchangeable, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange if such debt securities are redeemed;

•	whether the debt securities of the series will be senior debt securities, senior subordinated debt securities or subordinated debt securities and, if applicable, the subordination terms thereof;

•

whether the debt securities of the series are guaranteed by the Company, the terms of the guarantee and whether any guarantee is made on a senior, senior subordinated or subordinated basis and, if applicable, the subordination terms of any guarantee; and

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series.

As discussed above, we may issue debt securities of the operating partnership that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. In addition, we may denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, and the principal of and any premium and interest on any series of debt securities may be payable in a foreign currency or currencies or a foreign currency unit or units. The applicable prospectus supplement will provide you with information on the federal income tax considerations and other special considerations applicable to any such debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities of any series will not contain any provisions which may afford holders of the debt securities of such series protection in the event the operating partnership or the Company has a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of any series of debt securities.

Merger, Consolidation and Sale of Assets

Unless we state otherwise in the applicable prospectus supplement, the operating partnership and the Company may consolidate with, or sell, lease or convey all or substantially all of their respective assets to, or merge with or into, any other entity, provided that the following conditions are met:

•

the operating partnership or the Company, as the case may be, shall be the continuing entity, or the successor entity (if other than the operating partnership or the Company, as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume, in the case of the operating partnership, payment of the principal of and premium, if any, and interest and any redemption price due on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions of the operating partnership in the indenture and the debt securities, or in the case of the Company, the payment of all amounts due under its guarantees of the debt securities and the due and punctual performance and observance of all of the covenants and conditions of the Company in the indenture and the guarantees, as the case may be;

•

immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering these conditions shall be delivered to the trustee.

Upon any such merger, consolidation or conveyance, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, the operating partnership or the Company, as the case may be, under the indenture.

Events of Default

Unless we state otherwise in the applicable prospectus supplement, the indenture provides that the following events are “Events of Default” with respect to any series of debt securities:

•	default in the payment of any interest on the debt securities of such series when such interest becomes due and payable that continues for a period of 30 days;

•

default in the payment of any principal of or premium, if any, on the debt securities of such series, or any redemption price due with respect to the debt securities of such series, when due and payable;

•	default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of such series;

•	failure by the operating partnership or the Company to comply with their respective obligations described under “Merger, Consolidation and Sale of Assets”;

•

default in the performance, or breach, of any other covenant or warranty of the operating partnership or the Company in the indenture (other than a covenant or warranty which has expressly been included in the indenture solely for the benefit of the debt securities of a series other than such series) and continuance of such default or breach for a period of 60 days after written notice as provided in the indenture;

•

default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or the operating partnership or by any Subsidiary of the operating partnership or the Company, the repayment of which the Company or the operating partnership has guaranteed or for which the Company or the operating partnership is directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least $35 million, whether such indebtedness exists as of the date of the indenture or shall thereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within the period specified in such instrument;

•

a final judgment for the payment of $35 million or more (excluding any amounts covered by insurance) is rendered against the operating partnership, the Company or any of the operating partnership’s or the Company’s respective Subsidiaries, which judgment is not discharged or stayed within 60 days after (1) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (2) the date on which all rights to appeal have been extinguished; or

•	certain events of bankruptcy, insolvency or reorganization with respect to the operating partnership, the Company or any Significant Subsidiary of the operating partnership or the Company.

A supplemental indenture or officer’s certificate establishing the terms of a particular series of debt securities may delete, modify or add to the Events of Default described above.

If an Event of Default with respect to the debt securities of a particular series occurs and is continuing (other than an Event of Default specified in the last bullet above, which shall result in an automatic acceleration), then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may declare the principal amount of, and accrued and unpaid interest on, all of the debt securities of such series to be due and payable immediately by written notice thereof to the operating partnership and the Company (and to the trustee if given by the holders). However, at any time after the declaration of acceleration (or automatic acceleration) with respect to the debt securities of such series has occurred, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the debt securities of such series outstanding may rescind and annul the declaration and its consequences if:

•

the operating partnership or the Company shall have deposited with the trustee all payments of the principal of and premium, if any, and interest on the debt securities of such series which have become due otherwise than by such acceleration, plus certain fees, expenses, disbursements and advances of the trustee; and

•	all Events of Default, other than the non-payment of accelerated principal of and interest on the debt securities of such series, have been cured or waived as provided in the indenture.

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default or Event of Default with respect to the debt securities of such series and its consequences, except, among other things, a default:

•	in the payment of the principal of or premium, if any, or interest on the debt securities of such series; or

•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected thereby.

The trustee will be required to give notice to the holders of the debt securities of any particular series within 90 days of a default under the indenture with respect to the debt securities of such series known to a responsible officer (as defined in the indenture) of the trustee unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the debt securities of such series of any default with respect to the debt securities of such series (except a default in the payment of the principal of or premium, if any or interest on the debt securities of such series) if responsible officers of the trustee in good faith determine the withholding to be in the interest of the holders of the debt securities of such series; and provided, further, that in the case of a default with respect to the debt securities of any series of the character specified in the penultimate bullet point of the first paragraph under this caption “Events of Default,” no such notice to holders of debt securities of such series shall be given until at least 60 days after the occurrence thereof.

The indenture provides that no holder of the debt securities of a particular series may institute any action or proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, unless:

•	such holder has given the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series;

•

the registered holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have made a written request upon the trustee to institute such action or proceeding and shall have offered to the trustee such reasonable indemnity as it may require against costs, liabilities or expenses to be incurred therein or thereby;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such action, suit or proceeding; and

•

no direction inconsistent with such written request shall have been given to the trustee by holders of a majority in an aggregate principal amount of the debt securities of such series then outstanding.

This provision will not prevent, however, any holder of the debt securities of any series from instituting suit for the enforcement of payment of the principal of or premium if any, or interest on such debt securities on or after the respective due dates thereof.

Subject to provisions in the indenture relating to its duties in case of default, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of debt securities of any series then outstanding under the indenture, unless the holders of debt securities of such series shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture or which may involve the trustee in personal liability or be unduly prejudicial to the holders of the debt securities of such series not joining therein.

Within 120 days after the close of each fiscal year, the operating partnership and the Company must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

Modification, Waiver and Meetings

Unless we state otherwise in the applicable prospectus supplement, modifications and amendments of the indenture will be permitted to be made pursuant to a supplemental indenture entered into by the operating partnership, the Company and the trustee with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series affected by such supplemental indenture (including consent obtained in connection with a tender offer or exchange offer for the outstanding debt securities of such series); provided, however, that no modification or amendment may, without the consent of the holder of each debt security affected thereby:

•

change the stated maturity of the principal of or premium, if any, or any installment of interest on any debt security or reduce the principal amount of or premium, if any, or the rate or amount of interest on any debt security;

•

change the place of payment, or the coin or currency, for payment of principal of or premium, if any, or interest on any debt security or impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•

reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and their consequences thereunder or to reduce the quorum or change voting requirements set forth in the indenture;

•

modify or affect in any manner adverse to the holders of any debt security the terms and conditions of the obligations of the Company, as guarantor, in respect of the payment of principal, premium, if any, and interest; or

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain defaults or Events of Default with respect to debt securities of any series, or the waiver of compliance with certain covenants applicable to the debt securities of any series, except to increase the percentage required to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of each of the debt securities affected thereby.

Notwithstanding the foregoing, modifications and amendments of the indenture will be permitted to be made by supplemental indenture executed by the operating partnership, the Company and the trustee without the consent of any holder of the debt securities for, among other things, any of the following purposes:

•	to evidence a successor to the operating partnership as obligor or the Company as guarantor under the indenture;

•

to add to the covenants of the operating partnership or the Company for the benefit of the holders of the debt securities of all or any series and any related guarantees or to surrender any right or power conferred upon the operating partnership or the Company in the indenture with respect to all or any series of debt securities or any related guarantees;

•	to add Events of Default for the benefit of the holders of the debt securities of all or any series;

•

to amend or supplement any provisions of the indenture with respect to the debt securities of all or any series, provided that no amendment or supplement shall adversely affect the interests of the holders of such debt securities in any respect;

•	to secure the debt securities of all or any series;

•

to provide for the acceptance of appointment by a successor trustee in respect of all or any series of debt securities or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in the indenture; provided that the action shall not adversely affect the interests of holders of the debt securities of any series in any respect;

•

to establish the form or terms of debt securities of any series and any related guarantees, and any deletions from or additions or changes to the indenture in connection therewith (provided that any such deletions, additions and changes shall not be applicable to any other debt securities then outstanding or to any other series of debt securities);

•

to delete, amend or supplement any provision contained in the indenture or in any supplemental indenture (which deletion, amendment or supplement may apply to one or more series of debt securities or may apply to the indenture generally), provided that such deletion, amendment or supplement does not (i) apply to any debt securities of any series then outstanding created or issued prior to the date of the supplemental indenture pursuant to which such deletion, amendment or supplement is made and entitled to the benefit of such provision deleted, amended or supplemented by such supplemental indenture, or (ii) modify the rights of the holder of any such debt security;

•	to comply with the Trust Indenture Act of 1939;

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate satisfaction and discharge, legal defeasance or covenant defeasance of the debt securities of any series as described below under the caption “—Discharge, Defeasance and Covenant Defeasance”; provided that the action shall not adversely affect the interests of the holders of the debt securities of any series in any respect;

•

to conform the provisions of the indenture, the debt securities or the related guarantee to this “Description of Debt Securities and Related Guarantees” and to the additional terms set forth in the applicable prospectus supplement; or

•	to add guarantors for the benefit of the debt securities of all or any series.

The operating partnership and the Company may omit in any particular instance to comply with certain specified covenants in the indenture with respect to the debt securities of any series (which, if expressly stated in the prospectus supplement applicable to the debt securities of such series, may include any additional covenants specified in such prospectus supplement) if the holders of at least a majority in principal amount of all outstanding debt securities of such series waive such compliance. In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of debt securities, the indenture provides that debt securities owned by the operating partnership, the Company or any other obligor upon the debt securities or the guarantees thereof or any affiliate of the operating partnership, the Company, or of any other such obligor shall be disregarded.

The indenture contains provisions for convening meetings of the holders of debt securities of any series. A meeting of the holders of debt securities of any series will be permitted to be called at any time by the trustee, and also, upon request, by the operating partnership or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of such series; provided, however, that, except for any consent that must be given by the holder of each debt security affected as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of such series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of such series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of the debt securities of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, of the debt securities of any series will be holders of a majority in principal amount of the outstanding debt securities of such series; provided, however, that if any action is to be taken at the meeting with respect to a request, demand, authorization, direction, notice, consent, waiver or other action which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of such series, holders of the specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum with respect to that matter. In the absence of a quorum at the reconvening of any adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than ten days; at the reconvening of any meeting adjourned or further adjourned for lack of a quorum, the persons entitled to vote 25% in aggregate principal amount of the then outstanding debt securities of such series shall constitute a quorum.

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be taken by holders of such series and one or more additional series acting collectively and voting together as a single class, there shall be no minimum quorum requirement for that meeting and the principal amount of outstanding debt securities of all such series that are entitled to vote in favor of that request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such action has been made, given or taken under the indenture.

Discharge, Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, the indenture shall cease to be of further effect with respect to any series of debt securities, and the Company shall be released from its guarantee of the debt securities of such series (subject to the survival of a limited number of specified provisions) when:

•

either (A) all outstanding debt securities of such series have been delivered to the trustee for cancellation (subject to specified exceptions) or (B) all outstanding debt securities of such series have become due and payable or will become due and payable at their maturity date within one year or are to be called for redemption on a redemption date within one year and the operating partnership has deposited with the trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on the outstanding debt securities of such series not theretofore delivered to the trustee for cancellation in respect of principal, premium, if any, and interest, to the date of such deposit (if the debt securities of such series have become due and payable) or to the maturity date or redemption date, as the case may be;

•	the operating partnership has paid or caused to be paid all other sums payable under the indenture with respect to the debt securities of such series; and

•	certain other conditions are met.

The indenture provides that the operating partnership may elect:

•	to be discharged from any and all obligations in respect of the debt securities of any series (subject to the survival of a limited number of specified provisions) (“legal defeasance”); or

•	to be released from compliance with specified covenants in the indenture in respect of the debt securities of any series (“covenant defeasance”).

To effect legal defeasance or covenant defeasance, the operating partnership will be required to make an irrevocable deposit with the trustee, in trust for such purpose, of money and/or Government Obligations that, through the scheduled payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge the principal, premium, if any, and interest on the debt securities of such series on the scheduled due dates or the applicable redemption date, as the case may be, in accordance with the terms of the indenture and the debt securities of such series. Upon any legal defeasance (but not covenant defeasance) the Company will be released from its guarantee of the debt securities of such series.

The trust described in the preceding paragraph may only be established if, among other things:

•

the operating partnership has delivered to the trustee a legal opinion of outside counsel reasonably acceptable to the trustee to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred, and such legal opinion, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service, or IRS, or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

•

if the cash and Government Obligations deposited are sufficient to pay the principal of, and premium, if any, and interest (including the redemption price) on the debt securities of such series, provided such debt securities of such series are redeemed on a particular redemption date, the operating partnership shall have given the trustee irrevocable instructions to redeem the debt securities of such series on the date and to provide notice of the redemption to the holders of the debt securities of such series;

•

such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which the operating partnership or the Company is a party or by which either of them is bound; and

•

no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities of such series shall have occurred and shall be continuing on the date of, or, solely in the case of events of default due to certain events of bankruptcy, insolvency, or reorganization, during the period ending on the 91st day after the date of, such deposit into trust.

In the event we effect covenant defeasance with respect to the debt securities of any series, then any failure by the operating partnership or the Company to comply with any covenant as to which there has been covenant defeasance will not constitute an Event of Default. However, if the debt securities of such series are declared due and payable because of the occurrence of any other Event of Default, the amount of monies and/or Government Obligations deposited with the trustee to effect such covenant defeasance may not be sufficient to pay amounts due on the debt securities of such series at the time of any acceleration resulting from such Event of Default. However, the operating partnership and the Company would remain liable to make payment of such amounts due at the time of acceleration.

Governing Law

The indenture, the debt securities and any guarantees endorsed on the certificates evidencing the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Book-entry System

The Global Notes

The debt securities of each series will be initially issued in the form of one or more registered debt securities in global form, without interest coupons, or the global notes. Upon issuance, each of the global notes will be deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC, or DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•

upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the applicable underwriters; and

•

ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. None of the operating partnership, the Company or the applicable underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including underwriters, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the debt securities represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have debt securities represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated debt securities; and

•

will not be considered the owners or holders of the debt securities under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note of any series must rely on the procedures of DTC to exercise any rights of a holder of debt securities of such series under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the direct, or, if applicable, indirect DTC participant through which the investor owns its interest).

Payments of principal, premium, if any, and interest with respect to the debt securities represented by a global note will be made by the trustee to DTC or DTC’s nominee as the registered holder of the global note. Neither the operating partnership, the Company nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

If the Debt securities of any series are initially issued as global notes, debt securities of such series in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the debt securities of such series only if:

•

DTC notifies the operating partnership at any time that it is unwilling or unable to continue as depositary for the global notes of such series and a successor depositary is not appointed within 90 days;

•

DTC ceases to be registered as a clearing agency under the Exchange Act at any time when the depositary is required to be so registered and a successor depositary is not appointed within 90 days after the operating partnership learns of such ineligibility;

•	an Event of Default has occurred and is continuing under the indenture with respect to the debt securities of such series; or

•	we, at our option, determine that the debt securities of such series shall no longer be represented by global notes.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of some of the terms and provisions of the capital stock of Kilroy Realty Corporation. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Company’s charter and bylaws. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” references to the “Company,” “we,” “our” or “us” refer solely to Kilroy Realty Corporation and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

Common Stock

General

The Company’s charter authorizes us to issue 150,000,000 shares of common stock, par value $.01 per share. As of June 30, 2019, we had 100,972,035 shares of common stock outstanding.

Shares of our common stock:

•	are entitled to one vote per share on all matters presented to stockholders generally for a vote, including the election of directors, with no right to cumulative voting;

•	do not have any conversion rights;

•	do not have any exchange rights;

•	do not have any sinking fund rights;

•	do not have any redemption rights;

•	do not generally have any appraisal rights;

•	do not have any preemptive rights to subscribe for any of our securities; and

•	are subject to restrictions on ownership and transfer.

We may pay distributions on shares of the Company’s common stock, subject to the preferential rights of any series or class of capital stock that we may issue in the future with rights to dividends and other distributions senior to the Company’s common stock. However, we may only pay distributions when the board of directors (in its sole discretion) authorizes a distribution out of legally available funds.

The Company’s board of directors may:

•	reclassify any unissued shares of the Company’s common stock into other classes or series of capital stock;

•	establish the number of shares in each of these classes or series of capital stock;

•	establish any preference rights, conversion rights and other rights, including voting powers, of each of these classes or series of capital stock;

•	establish restrictions, such as limitations and restrictions on ownership, dividends or other distributions of each of these classes or series of capital stock; and

•	establish qualifications and terms or conditions of redemption for each of these classes or series of capital stock.

Certain Provisions of the Maryland General Corporation Law

Under the Maryland General Corporation Law, or the MGCL, the Company’s stockholders are generally not liable for our debts or obligations. If we liquidate, we will first pay all debts and other liabilities, including debts and liabilities arising out of the Company’s status as general partner of the operating partnership, and, second, any preferential distributions on any outstanding shares of our preferred stock. Each holder of the Company’s common stock then will share ratably in our remaining assets. All shares of the Company’s common stock have equal distribution, liquidation and voting rights, and have no preference or exchange rights, subject to the ownership limits in the Company’s charter or as permitted by the board of directors pursuant to executed agreements waiving these ownership limits with respect to specific stockholders.

Under the MGCL, we generally require approval by the Company’s stockholders by the affirmative vote of at least two-thirds of the votes entitled to vote before we can:

•	dissolve;

•	amend the Company’s charter;

•	merge;

•	sell all or substantially all of the Company’s assets;

•	engage in a share exchange; or

•	engage in similar transactions outside the ordinary course of business.

Because the term “substantially all” of a company’s assets is not defined in the MGCL, it is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Although the MGCL allows the Company’s charter to establish a lesser percentage of affirmative votes by the Company’s stockholders for approval of those actions, the Company’s charter does not include such a provision.

Preferred Stock

The Company’s charter authorizes us to issue 30,000,000 shares of preferred stock, par value $.01 per share, none of which are currently classified and designated or are outstanding. As of June 30, 2019, 30,000,000 shares of the Company’s preferred stock were available for classification, designation and issuance.

We may classify, designate and issue authorized shares of preferred stock, in one or more classes or series, as authorized by the board of directors without the prior consent of the Company’s stockholders. The board of directors may grant the holders of preferred stock of any class or series preferences, powers and rights—voting or otherwise—senior to the rights of holders of shares of the Company’s common stock. The board of directors can authorize the issuance of currently authorized shares of preferred stock with terms and conditions that could have the effect of delaying or preventing a change of control transaction that might involve a premium price for holders of shares of the Company’s common stock or otherwise be in their best interest. All shares of preferred stock which are issued and are or become outstanding are or will be fully paid and nonassessable. Before we may issue any shares of preferred stock of any class or series, the MGCL and the Company’s charter require the board of directors to determine the following with respect to such class or series:

•	the designation;

•	the terms;

•	preferences with respect to distributions and in the event of our liquidation, dissolution or winding-up;

•	conversion and other rights, if any;

•	voting powers;

•	restrictions;

•	limitations as to distributions;

•	qualifications; and

•	terms or conditions of redemption, if any.

Restrictions on Ownership and Transfer of the Company’s Capital Stock

Internal Revenue Code Requirements

To maintain the Company’s tax status as a REIT, five or fewer “individuals,” as that term is defined in the Code, which includes certain entities, may not own, actually or constructively, more than 50% in value of the Company’s issued and outstanding capital stock at any time during the last half of a taxable year. Constructive ownership provisions in the Code determine if any individual or entity constructively owns the Company’s capital stock for purposes of this requirement. In addition, 100 or more persons must beneficially own the Company’s capital stock during at least 335 days of a taxable year or during a proportionate part of a short taxable year. Also, rent from tenants in which we actually or constructively own a 10% or greater interest is not qualifying income for purposes of the gross income tests of the Code. To help ensure we meet these tests, the Company’s charter restricts the acquisition and ownership of shares of the Company’s common stock.

Transfer Restrictions in the Company’s Charter

Subject to exceptions specified therein, the Company’s charter provides that no holder may own, either actually or constructively under the applicable constructive ownership provisions of the Code, more than 7.0%, by number of shares or value, whichever is more restrictive, of the outstanding shares of the Company’s common stock.

In addition, because rent from tenants in which we actually or constructively own a 10% or greater interest is not qualifying rent for purposes of the gross income tests under the Code, the Company’s charter provides that no holder may own, either actually or constructively by virtue of the constructive ownership provisions of the Code, which differ from the constructive ownership provisions used for purposes of the preceding sentence, more than 9.8%, by number of shares or value, whichever is more restrictive, of the outstanding shares of the Company’s common stock.

We refer to the limits described in the two preceding paragraphs, together, as the “ownership limits.”

The constructive ownership provisions set forth in the Code are complex, and may cause shares of the Company’s common stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of shares of the Company’s common stock in an amount that does not exceed the ownership limits, or the acquisition of an interest in an entity that actually or constructively owns the Company’s common stock, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively shares in excess of the ownership limits and thus violate the ownership limits described above or otherwise permitted by the Company’s board of directors.

The Company’s charter permits the board of directors to waive the ownership limits with respect to a particular common stockholder if the board of directors, among other things:

•

determines that such waiver will not cause any individual’s beneficial ownership of shares of the Company’s common stock to violate the 7.0% limitation described above or that any exemption from such ownership limit will not cause the Company to fail to qualify as a REIT; and

•

determines that such stockholder does not and will not own, actually or constructively, an interest in a tenant of the Company (or a tenant of any entity owned in whole or in part by the Company) that would cause the Company to own, actually or constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant, subject to certain exceptions.

As a condition of this waiver, the Company’s board of directors may require opinions of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving the Company’s REIT status. The board of directors has waived the ownership limit applicable to the Company’s common stock for

John B. Kilroy, Sr. and John Kilroy, members of their families and some of their affiliated entities, allowing them to own up to 19.6% of the Company’s common stock. However, the board of directors conditioned this waiver upon the receipt of undertakings and representations from Messrs. Kilroy which it believed were reasonably necessary to conclude that the waiver would not cause us to fail to qualify and maintain the Company’s status as a REIT.

In addition to the foregoing ownership limits, the Company’s charter provides that no holder may own, either actually or constructively under the applicable attribution rules of the Code, any shares of the Company’s common stock if, as a result of this ownership:

•

more than 50% in value of the Company’s outstanding common stock would be owned, either actually or constructively under the applicable constructive ownership provisions of the Code, by five or fewer individuals, as defined in the Code; or

•	the Company would fail to qualify as a REIT.

If shares of common stock are transferred to any person in a manner which result in the Company’s capital stock being beneficially owned by less than 100 persons (determined without reference to any rules of attribution), the Company’s charter provides that the transfer shall be null and void in its entirety, and the intended transferee will acquire no rights in such common stock.

Under the Company’s charter, any person who acquires or attempts or intends to acquire actual or constructive ownership of the Company’s shares of common stock that violate any of the foregoing restrictions on transferability and ownership must give us notice immediately and provide us with any other information that we may request to determine the effect of the transfer on the Company’s status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the Company’s board of directors determines that it is no longer in the Company’s best interest to attempt to qualify, or to continue to qualify, as a REIT.

The terms of any class or series of preferred stock that we may issue in the future may include restrictions on ownership and transfer, and provide for exceptions to or waivers of those restrictions, similar to those described under this caption “—Transfer Restrictions in the Company’s Charter,” as well as remedies for violation of those restrictions similar to those described below under “—Effect of Violation of Ownership Limits and Transfer Restrictions.”

Effect of Violation of Ownership Limits and Transfer Restrictions

The Company’s charter provides that if any transfer or other event occurs that, if effective, would result in any person owning shares of Company’s common stock in violation of the ownership limits or other restrictions on ownership and transfer of our stock described above, the number of shares of common stock that otherwise would cause such person to violate the ownership limits or other restrictions on ownership and transfer of our stock (the “excess shares”) will be transferred automatically to a trust, the beneficiary of which will be a qualified charitable organization selected by us or, if for any reason that transfer is not automatically effective, then the transfer of such excess shares shall be void ab initio and the purported transferee will not have any rights in such excess shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer.

The trustee of the charitable trust must:

•	within 20 days of receiving notice from us of the transfer of excess shares to the trust,

•	sell the excess shares to a person or entity who could own the shares without violating the ownership limits or as otherwise permitted by the board of directors, and

•	distribute to the prohibited transferee or owner, as applicable, an amount equal to the lesser of the price paid by the prohibited transferee or owner for the excess shares (or, if the event which resulted in the transfer to the charitable trust did not involve a purchase of the applicable stock for fair value, the market price of such shares on the day of the event which resulted in such transfer to the charitable trust) or the sales proceeds (net any commissions and other expenses of sale) received by the trust for the excess shares; and

•	distribute any proceeds in excess of the amount distributable to the prohibited transferee or owner, as applicable, to the charitable organization selected by us as beneficiary of the trust.

Excess shares transferred to the charitable trust shall be deemed to have been offered for sale to us at a price per share equal to the lesser of the price paid by the prohibited transferee or owner for the excess shares (or, if the event which resulted in the transfer to the charitable shares did not involve the purchase of the applicable stock for fair value, the market price of such shares on the day of the event which resulted in the transfer of such shares to the charitable trust) and the market price on the date we accept such offer. We will have the right to accept such offer until the charitable trust has sold the excess shares as described above.

The trustee shall be designated by us and be unaffiliated with us and any prohibited transferee or owner. Prior to a sale of any excess shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the excess shares, and may also exercise all voting rights with respect to the excess shares.

The Company’s charter provides that, subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited transferee or owner, as applicable, prior to our discovery that the Company’s shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote. Any dividend or other distribution paid to the prohibited transferee or owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or as otherwise permitted by the board of directors, then the Company’s charter provides that the transfer of the excess shares will be void ab initio.

If the Company’s board of directors shall at any time determine in good faith that a person has acquired, intends to acquire or own, has attempted to acquire or own, or may acquire or own the Company’s common stock in violation of the limits described above, the Company’s charter provides that the board of directors shall take actions to refuse to give effect to or to prevent the ownership or acquisition, including, but not limited to:

•	authorizing us to repurchase stock;

•	refusing to give effect to the ownership or acquisition on our books; or

•	instituting proceedings to enjoin the ownership or acquisition.

All certificates representing shares of the Company’s capital stock bear a legend referring to the restrictions described above.

All persons who own at least a specified percentage of the outstanding shares of the Company’s stock must file with us a completed questionnaire annually containing information about their ownership of the shares, as set forth in the applicable Treasury regulations. Under current Treasury regulations, the percentage is between 0.5% and 5.0%, depending on the number of record holders of the Company’s shares. In addition, each stockholder may be required to disclose to us in writing information about the actual and constructive ownership of the Company’s shares as the board of directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

These ownership limitations could discourage a takeover or other transaction in which holders of some, or a majority, of the Company’s shares of capital stock might receive a premium for their shares over the then prevailing market price or which stockholders might believe to be otherwise in their best interest.

Transfer Agent and Registrar for Shares of Capital Stock

Computershare Shareowner Services LLC is the transfer agent and registrar for shares of the Company’s common stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of the Company’s preferred stock or common stock. Warrants may be issued independently or together with any other offered securities offered by the applicable prospectus supplement and may be attached to or separate from such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between the Company and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any provisions of the warrants offered hereby. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement. As used in this “Description of Warrants,” references to the “Company,” “we,” “our” or “us” refer solely to Kilroy Realty Corporation and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the designation, terms and number of shares of the Company’s preferred stock or common stock purchasable upon exercise of such warrants;

•	the designation and terms of the offered securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

•

the date, if any, on and after which such warrants and the related preferred stock or common stock will be separately transferable, including any limitations on ownership and transfer of such warrants as may be appropriate to preserve the Company’s status as a REIT;

•	the price at which each share of preferred stock or common stock purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax consequences; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Copies of the applicable form of warrant agreement and warrant may be obtained from us upon request, and the statements made within this prospectus relating to the warrant agreement and warrant to be issued pursuant to the warrant agreement are summaries of certain anticipated provisions, and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable warrant agreement and related warrants.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional or multiple shares of preferred stock, rather than single shares of preferred stock. In the event we exercise this option, we may issue depository receipts evidencing depositary shares, each of which will represent a fraction or multiple of, to be described in an applicable prospectus supplement, of a share of a particular series of preferred stock. The preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will, in general, be entitled, in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share, to all of the rights and preferences of the preferred stock or other equity stock represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For a description of our common stock and preferred stock, see the descriptions in this prospectus under the heading “Description of Capital Stock.” As used in this “Description of Depositary Shares,” references to the “Company,” “we,” “our” or “us” refer solely to Kilroy Realty Corporation and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by the applicable prospectus supplement will be described in the prospectus supplement, which may also include a discussion of certain U.S. federal income tax consequences.

Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made within this prospectus relating to the deposit agreement and the depositary receipt to be issued pursuant to the deposit agreement are summaries of certain anticipated provisions, and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

DESCRIPTION OF MATERIAL PROVISIONS OF THE PARTNERSHIP AGREEMENT OF KILROY REALTY, L.P.

The following is a summary of certain terms and provisions of the Seventh Amended and Restated Agreement of Limited Partnership of the operating partnership, which we refer to, together with any subsequent amendments, supplements or restatements thereof, as the “partnership agreement.” The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the partnership agreement. For more detail, you should refer to the partnership agreement itself, which is incorporated by reference to our SEC filings. See “Where You Can Find More Information.”

Management of the Partnership

The operating partnership is a Delaware limited partnership. The Company is the sole general partner of the operating partnership and conducts substantially all of its business through the operating partnership.

As the sole general partner of the operating partnership, the Company exercises exclusive and complete discretion in the day-to-day management and control of the operating partnership. Subject to certain exceptions set forth in the partnership agreement, the Company can cause the operating partnership to enter into certain major transactions including acquisitions, dispositions and refinancings and cause changes in its line of business, capital structure and distribution policies. Limited partners may not transact business for, or participate in the management activities or decisions of, the operating partnership, except as provided in the partnership agreement and as required by applicable law.

The operating partnership may issue both preferred limited partnership interests and common limited partnership interests. As of June 30, 2019, the operating partnership did not have any preferred units issued and outstanding. In this discussion, we refer collectively to any preferred units the operating partnership may issue in the future as preferred units, and to the preferred units and the common units as the units.

Indemnification of the Company’s Officers and Directors

To the extent permitted by applicable law, the partnership agreement provides indemnity to the Company, as general partner, and its officers, directors, employees, agents and any other persons the Company may designate. Similarly, the partnership agreement limits the Company’s liability, as well as that of its officers, directors, employees and agents, to the operating partnership.

Transferability of Partnership Interests

Generally, the Company may not voluntarily withdraw from or transfer or assign its interest in the operating partnership without the consent of the holders of at least 60% of the common units including the Company’s interest. The limited partners may, without the consent of the general partner, transfer, assign, sell, encumber or otherwise dispose of their units in the operating partnership to family members, affiliates (as defined under federal securities laws) and charitable organizations and as collateral in connection with certain lending transactions, and, with the consent of the general partner, may also transfer, assign or sell their units to accredited investors. In each case, the transferee must agree to assume the transferor’s obligations under the partnership agreement. This transfer is also subject to the Company’s right of first refusal to purchase the limited partner’s units for our benefit.

In addition, without the Company’s consent, limited partners may not transfer their units:

•	to any person who lacks the legal capacity to own the units;

•	in violation of applicable law;

•	where the transfer is for only a portion of the rights represented by the units, such as the partner’s capital account or right to distributions;

•	if we believe the transfer would cause the termination of the operating partnership or would cause it to no longer be classified as a partnership for federal or state income tax purposes;

•

if the transfer would cause the operating partnership to become a party-in-interest within the meaning of the Employee Retirement Income Security Act of 1974, or ERISA, or would cause its assets to constitute assets of an employee benefit plan under applicable regulations;

•	if the transfer would require registration under applicable federal or state securities laws;

•	if the transfer could cause the operating partnership to become a “publicly traded partnership” under applicable U.S. Treasury regulations;

•	if the transfer could cause the operating partnership to be regulated under the Investment Company Act of 1940 or ERISA; or

•	if the transfer would adversely affect the Company’s ability to maintain its qualification as a REIT.

The Company may not engage in any “termination transaction” without the approval of at least 60% of the common units in the operating partnership, including the Company’s general partnership interest in the operating partnership. Termination transactions consist of:

•	a merger;

•	a consolidation or other combination with or into another entity;

•	a sale of all or substantially all of the Company’s assets; or

•	a reclassification, recapitalization or change of the Company’s outstanding equity interests.

In connection with a termination transaction, all common limited partners must either receive, or have the right to elect to receive, for each common unit an amount of cash, securities or other property equal to the product of:

•	the number of shares of Company common stock into which each common unit is then exchangeable; and

•

the greatest amount of cash, securities or other property paid to the holder of one share of Company common stock in consideration for one share of common stock pursuant to the termination transaction.

If, in connection with a termination transaction, a purchase, tender or exchange offer is made to holders of Company common stock, and the common stockholders accept the purchase, tender or exchange offer, each holder of common units must either receive, or must have the right to elect to receive, the greatest amount of cash, securities or other property which that holder would have received if immediately prior to the purchase, tender or exchange offer it had exercised its right to redeem common units, received shares of Company common stock in exchange for its common units, and accepted the purchase, tender or exchange offer.

The Company also may merge or otherwise combine its assets with another entity with the approval of at least 60% of the common units if:

•

substantially all of the assets directly or indirectly owned by the surviving entity (other than partnership units held by the Company) are owned directly or indirectly by the operating partnership or another limited partnership or limited liability company which is the surviving entity (any such surviving limited partnership or limited liability company is called the “surviving partnership”) of a merger, consolidation or combination of assets with the operating partnership;

•

the common limited partners own a percentage interest of the surviving partnership based on the relative fair market value of the net assets of the operating partnership and the other net assets of the surviving partnership immediately prior to the consummation of this transaction;

•

the rights, preferences and privileges of the common limited partners in the surviving partnership are at least as favorable as those in effect immediately prior to the consummation of the transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership; and

•	the common limited partners have the right to exchange their interests in the surviving partnership for either:

•	the consideration available to the common limited partners pursuant to the preceding paragraph; or

•

if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, shares of those common equity securities, at an exchange ratio based on the relative fair market value of those securities and the Company’s common stock.

The board of directors of the Company, in the Company’s capacity as general partner, will reasonably determine relative fair market values and rights, preferences and privileges of the limited partners as of the time of the termination transaction. These values may not be less favorable to the limited partners than the relative values reflected in the terms of the termination transaction.

The Company must use commercially reasonable efforts to structure termination transactions to avoid causing the common limited partners to recognize gain for federal income tax purposes by virtue of the occurrence of or their participation in the termination transaction. In addition, the operating partnership must use commercially reasonable efforts to cooperate with the common limited partners to minimize any taxes payable in connection with any repayment, refinancing, replacement or restructuring of indebtedness, or any sale, exchange or other disposition of its assets.

Issuance of Additional Units Representing Partnership Interests

As sole general partner of the operating partnership, the Company has the ability to cause the operating partnership to issue additional units representing general and limited partnership interests. These units may include units representing preferred limited partnership interests.

Capital Contributions by the Company to the Operating Partnership

The Company may borrow additional funds in excess of the funds available from borrowings or capital contributions from a financial institution or other lender or through public or private debt offerings. The Company may then lend these funds to the operating partnership on the same terms and conditions that applied to the Company. In some cases, the Company may instead contribute these funds as an additional capital contribution to the operating partnership and increase its interest in the operating partnership and decrease the interests of the limited partners.

Tax Matters that Affect the Operating Partnership

The Company has the authority under the partnership agreement to make tax elections under the Code on the operating partnership’s behalf.

Allocations of Net Income and Net Losses to Partners

The net income of the operating partnership will generally be allocated:

•

first, to the extent holders of units have been allocated net losses, net income shall be allocated to such holders to offset these losses, in an order of priority which is the reverse of the priority of the allocation of these losses;

•

next, pro rata among holders of any preferred units ranking on a parity as to distributions in an amount equal to a specified return on the stated value of such other series of preferred units as set forth in the terms of such preferred units, which are referred to as the “preferred returns”; and

•	the remaining net income, if any, will be allocated to the Company and to the common limited partners in accordance with their respective percentage interests.

Net losses of the operating partnership will generally be allocated:

•

first, to the Company and the common limited partners in accordance with their respective percentage interests, but only to the extent the allocation does not cause a partner to have a negative adjusted capital account (ignoring any limited partner capital contribution obligations);

•

next, pro rata among the holders of any preferred units that the operating partnership may issue in the future, but only to the extent that the allocation does not cause a partner to have a negative adjusted capital account (ignoring any limited partner capital contribution obligations);

•	next, to partners pro rata in proportion to their positive adjusted capital accounts, until such capital accounts are reduced to zero; and

•	the remainder, if any, will be allocated to the Company.

Notwithstanding the foregoing, the partnership agreement generally provides that the operating partnership’s adjusted net income (as defined in the partnership agreement) will first be allocated to the holders of any preferred units that the operating partnership may issue in the future to the extent of their preferred returns, with the remaining items of net income or net loss allocated according to the provisions described above. The allocations described above are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the associated Treasury regulations.

Operations and Management of the Operating Partnership

The operating partnership must be operated in a manner that will enable the Company to maintain its qualification as a REIT and avoid any federal income tax liability. The partnership agreement provides that the Company will determine from time to time, but not less frequently than quarterly, the net operating cash revenues of the operating partnership, as well as net sales and refinancing proceeds, pro rata in accordance with the partners respective percentage interests, subject to the distribution preferences with respect to any preferred units that the operating partnership may issue in the future. The partnership agreement further provides that the operating partnership will assume and pay when due, or reimburse the Company for payment of, all expenses that the Company incurs relating to the ownership and operation of, or for the benefit of, the operating partnership and all costs and expenses relating to the Company’s operations.

Term of the Partnership Agreement

The operating partnership will continue in full force and effect until December 31, 2095, or until sooner dissolved in accordance with the terms of the partnership agreement.

Common Limited Partnership Units

General

The partnership agreement provides that, subject to the distribution preferences of any preferred units that may be issued in the future, common units are entitled to receive quarterly distributions of available cash on a pro rata basis in accordance with their respective percentage interests. As of June 30, 2019, 2,023,287 issued and outstanding common units were held by our common limited partners, which consisted of certain non-affiliated investors and certain directors and officers of the Company.

Redemption/Exchange Rights

Common limited partners have the right to require the operating partnership to redeem part or all of their common units for cash based upon the fair market value of an equivalent number of shares of Company common stock at the time of the redemption. Alternatively, the Company may elect to acquire those units tendered for redemption in exchange for shares of Company common stock. The Company’s acquisition will be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of some rights, some extraordinary distributions and similar events. However, even if the Company elects not to acquire tendered units in exchange for shares of common stock, holders of common units that are corporations or limited liability companies may require that the Company issue common stock in exchange for their common units, subject to applicable ownership limits or any other limit as provided in the Company’s charter or as otherwise determined by the board of directors, as applicable. The Company presently anticipates that the Company will elect to issue shares of common stock in exchange for common units in connection with each redemption request, rather than having the operating partnership redeem the common units for cash. With each redemption or exchange, the Company increases its percentage ownership interest in the operating partnership. Common limited partners may exercise this redemption right from time to time, in whole or in part, except when, as a consequence of shares of common stock being issued, any person’s actual or constructive stock ownership would exceed the ownership limits, or any other limit as provided in the Company’s charter or as otherwise determined by the board of directors.

Common Limited Partner Approval Rights

The partnership agreement provides that if the limited partners own at least 5% of the common units representing common partnership interests in the operating partnership, including those common units held by the Company as general partner, the Company will not, on behalf of the operating partnership and without the prior consent of the holders of more than 50% of the common units representing limited partnership interests in the operating partnership, dissolve the operating partnership, unless the dissolution or sale is incident to a merger or a sale of substantially all of the Company’s assets.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY’S CHARTER AND BYLAWS

The following is a description of certain provisions of Maryland law and the Company’s charter and bylaws. This description is not complete and is subject to, and qualified in its entirety by reference to, Maryland law and the Company’s charter and bylaws. You should read the Company’s charter and bylaws, which are incorporated by reference to our SEC filings. See “Where You Can Find More Information.”

The Board of Directors

The Company’s charter provides that the number of the directors shall be established by its bylaws, but cannot be less than the minimum number required by the Maryland General Corporation Law, or MGCL, which is one. The Company’s bylaws allow the board of directors to fix or change the number to not fewer than three and not more than 13 members. The number of directors is currently fixed at six. A majority of the remaining board of directors may fill any vacancy, other than a vacancy caused by removal. A majority of the board of directors may fill a vacancy resulting from an increase in the number of directors. The stockholders entitled to vote for the election of directors at an annual or special meeting of the Company’s stockholders may fill a vacancy resulting from the removal of a director.

The Company’s charter and bylaws provide that a majority of the board of directors must be “independent directors.” An “independent director” is a director who is not:

•	an employee, officer or affiliate of us or one of our subsidiaries or divisions;

•	a relative of a principal executive officer; or

•	an individual member of an organization acting as advisor, consultant or legal counsel, who receives compensation on a continuing basis from us in addition to director’s fees.

No Cumulative Voting

Holders of shares of Company common stock have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of the Company’s stockholders, the holders of a majority of the shares of Company common stock entitled to vote will be able to elect all of the successors of the directors at that meeting.

Removal of Directors

The Company’s charter provides that its stockholders may remove a director only for “cause” and only by the affirmative vote of at least two-thirds of the shares entitled to vote in the election of directors. The MGCL does not define the term “cause.” As a result, removal for “cause” is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular situation.

Election of Directors

The Company’s bylaws provide a majority vote standard for uncontested elections of directors. As a result, except in the case of directors to be elected by the holders of any class or series of the Company’s preferred stock, at each meeting of stockholders at which the election of directors is uncontested, a director nominee will be elected to the board of directors only if the number of votes cast “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee (with abstentions and broker non-votes not counted as a vote cast either “FOR” or “AGAINST” the director nominee). A plurality vote standard applies in contested elections, in which case stockholders will not be permitted to vote “AGAINST” any director nominee but will only be permitted to vote “FOR” or withhold their vote with respect to such nominee. An election will be considered to be contested if the Company’s secretary has received notice that a stockholder or group of stockholders has nominated or proposes to nominate one or more persons for election as a director and, at least 14 days prior to the date on which notice of the meeting is first mailed to stockholders, the nomination has not been withdrawn and would thereby cause the number of director nominees to exceed the number of directors to be elected at the meeting.

Under the MGCL, if an incumbent director is not re-elected at a meeting of stockholders at which he or she stands for re-election in an uncontested election, then the incumbent director continues to serve in office as a holdover director until his or her successor is elected and qualifies. However, the Company’s bylaws provide that if an incumbent director is not re-elected due to his or her failure to receive a majority of the votes cast in an uncontested election, the director will promptly tender his or her resignation as a director, subject to acceptance by the board of directors. The nominating and corporate governance committee of the board of directors will then make a recommendation to the board of directors as to whether to accept or reject the tendered resignation or whether other action should be taken. The board of directors will publicly disclose within 90 days of certification of the stockholder vote its decision and rationale regarding whether to accept, reject or take other action with respect to the tendered resignation. If a director’s tendered resignation is not accepted by the board of directors, such director would continue to serve until the next annual meeting of stockholders and until his or her successor is elected and qualified or his or her earlier death, retirement, resignation or removal. If a director’s tendered resignation is accepted, then the board of directors may, among other things, fill the resulting vacancy or decrease the size of the board of directors.

The Company is not Subject to the Maryland Business Combination Statute

The Company has elected not to be subject to the “business combination” provisions of the MGCL (sections 3-601 through 3-604) and it cannot rescind such election and become subject to these business combination provisions without the approval of holders of a majority of its shares entitled to vote.

In the event that the Company decides to be subject to the business combinations provision, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are generally prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A business combination includes a merger, consolidation or share exchange. A business combination may also include an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined in the MGCL as:

•	any person who beneficially owns, directly or indirectly, ten percent or more of the voting power of the corporation’s shares; or

•

an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the business combinations provisions of the MGCL if the board of directors approved in advance the transaction by which such person would otherwise have become an interested stockholder.

At the conclusion of the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. None of these provisions of Maryland law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

As a result of the Company’s decision not to be subject to the business combinations statute, an interested stockholder would be able to effect a “business combination” without complying with the requirements discussed above, which may make it easier for stockholders who become interested stockholders to consummate a business combination involving the Company. However, the Company cannot assure you that any business combinations will be consummated or, if consummated, will result in a purchase of shares of capital stock from its stockholders at a premium.

The Company is not Subject to the Maryland Control Share Acquisition Statute

The Company has elected in its bylaws not to be subject to the “control share acquisition” provisions of the MGCL (sections 3-701 through 3-710). If it wants to be subject to these provisions, its bylaws would need to be amended. Such amendments would require the approval of the holders of a majority of the shares entitled to vote.

Maryland law provides that “control shares” of a company acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to vote, excluding shares owned by the acquiror or by officers or directors who are employees of the Company. “Control shares” are voting shares of stock which, if aggregated with all other voting shares of stock previously acquired by the acquiror, or over which the acquiror is able to directly or indirectly exercise voting power, except solely by revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

“Control shares” do not include shares of stock the acquiring person is entitled to vote having obtained prior stockholder approval. Generally, “control share acquisition” means the acquisition of control shares.

A person who has made or proposes to make a control share acquisition may compel the board of directors to call a special meeting of stockholders to consider voting rights for the shares. The meeting must be held within 50 days of demand. If no request for a meeting is made, the Company may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights previously have been approved, for fair value. Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the company is a party to the transaction, or to acquisitions approved or exempted by its charter or bylaws. Because the Company is not subject to these provisions, stockholders who acquire a substantial block of Company common stock do not need approval of the other stockholders before exercising full voting rights with respect to their shares on all matters. This may make it easier for any of these control share stockholders to effect a business combination with the Company. However, the Company cannot assure you that any business combinations will be consummated or, if consummated, will result in a purchase of shares of Company common stock from any stockholder at a premium.

Unsolicited Takeovers

Under certain provisions of the MGCL relating to unsolicited takeovers, a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors may elect to be subject to certain statutory provisions relating to unsolicited takeovers which, among other things, would automatically classify the board of directors into three classes with staggered terms of three years each and vest in its board of directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board of directors, even if the remaining directors do not constitute a quorum. These statutory provisions also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of directors as would otherwise be the case, and until his successor is elected and qualified.

An election to be subject to any or all of the foregoing statutory provisions may be made in the Company’s charter or bylaws, or by resolution of the board of directors. Any such statutory provision to which the Company elects to be subject will apply even if other provisions of Maryland law or the Company’s charter or bylaws provide to the contrary.

If the Company made an election to be subject to the statutory provisions described above, the board of directors would automatically be classified into three classes with staggered terms of office of three years each, and would have the exclusive right to determine the number of directors and the exclusive right to fill vacancies on the board of directors. Moreover, any director elected to fill a vacancy would hold office for the remainder of the full term of the class of directors in which the vacancy occurred.

In such instance, the classification and staggered terms of office of the directors would make it more difficult for a third party to gain control of the board of directors since at least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of the board of directors.

The Company has not elected to become subject to the foregoing statutory provisions relating to unsolicited takeovers. However, the Company could by resolutions adopted by the board of directors and without stockholder approval, elect to become subject to some or all of these statutory provisions.

Amendment of the Company’s Charter and Bylaws

The Company’s charter may generally be amended only if the amendment is declared advisable by the board of directors and approved by its stockholders by the affirmative vote of at least two-thirds of the shares entitled to vote on the amendment. The Company’s bylaws generally may be amended by the affirmative vote of a majority of the board of directors or of a majority of the Company’s shares entitled to vote. However, the following bylaw provisions may be amended only by the approval of a majority of the Company’s shares of capital stock entitled to vote:

•	provisions opting out of the control share acquisition statute;

•	provisions requiring approval by the independent directors for selection of operators of our properties or of transactions involving John B. Kilroy, Sr. and John Kilroy and their affiliates; and

•	provisions governing amendment of the Company’s bylaws.

Meetings of Stockholders

The Company’s bylaws provide for annual meetings of its stockholders to elect directors and to transact other business properly brought before the meeting. In addition, a special meeting of stockholders may be called by:

•	the president;

•	the board of directors;

•	the chairman of the board; and

•	holders of at least a majority of the Company’s outstanding common stock entitled to vote by making a written request.

The MGCL provides that the Company’s stockholders also may act by unanimous written consent without a meeting with respect to any action that they are required or permitted to take at a meeting. To do so, each stockholder entitled to vote on the matter must sign the consent setting forth the action.

Advance Notice of Director Nominations and New Business

The Company’s bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of other business to be considered by stockholders at the meeting may be made only:

•	pursuant to the Company’s notice of the meeting;

•	by or at the direction of the board of directors; or

•	by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures of the Company’s bylaws.

The Company’s bylaws also provide that with respect to special meetings of stockholders, only the business specified in the notice of meeting may be brought before the meeting.

The advance notice provisions of the Company’s bylaws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then prevailing market price or which holders of the Company’s common stock believe is in their best interests.

Proxy Access

The Company’s bylaws permit a stockholder, or group of up to twenty stockholders, owning at least 3% of the Company’s outstanding common stock continuously for at least the prior three years to nominate a candidate for election to the board of directors and inclusion in the Company’s proxy materials for its annual meeting of stockholders; provided that the total number of all stockholder nominees included in the Company’s proxy materials shall not exceed 25% of the number of directors then serving on the board of directors. The foregoing proxy access right is subject to additional eligibility, procedural and disclosure requirements set forth in the Company’s bylaws.

Exclusive Forum

The Company’s bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the

United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for:

•	any derivative action or proceeding brought on behalf of the Company;

•

any action asserting a claim of breach of any duty owed by any present or former director or officer or other employee or stockholder of the Company to the Company or the Company’s stockholders or any standard of conduct applicable to the directors of the Company;

•

any action asserting a claim against the Company or any present or former director or officer or other employee of the Company arising pursuant to any provision of the MGCL, the Company’s charter or bylaws (in each case, as the same may be amended from time to time); or

•	any action asserting a claim against the Company or any present or former director or officer or other employee of the Company governed by the internal affairs doctrine.

Dissolution of the Company

Under the MGCL, the Company may be dissolved if a majority of the entire board of directors determines by resolution that dissolution is advisable and submits a proposal for dissolution for consideration at any annual or special meeting of stockholders, and this proposal is approved, by the vote of the holders of two-thirds of the shares of the Company’s capital stock entitled to vote on the dissolution.

Indemnification and Limitation of Liability of Directors and Officers

The Company’s charter and bylaws, and the partnership agreement, provide for indemnification of its officers and directors against liabilities to the fullest extent permitted by the MGCL, as amended from time to time.

The MGCL permits the Company to indemnify its directors and officers and other parties against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, the Company may indemnify its directors or officers against judgments, penalties, fines, settlements and reasonable expenses that they actually incur in connection with the proceeding unless the proceeding is one by the Company or in its right and the director or officer has been found to be liable to the Company. In addition, the Company may not indemnify a director or officer in any proceeding charging improper personal benefit to them if they were found to be liable on the basis that personal benefit was received. The termination of any proceeding by judgment, order or settlement does not create a presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

In addition, the MGCL provides that, unless limited by its charter, a corporation shall indemnify any director or officer who is made a party to any proceeding by reason of service in that capacity against reasonable expenses incurred by the director or officer in connection with the proceeding, in the event that the director or officer is successful, on the merits or otherwise, in the defense of the proceeding. The Company’s charter contains no such limitation.

As permitted by the MGCL, the Company’s charter limits the liability of its directors and officers to the Company and its stockholders for money damages, subject to specified restrictions. However, the liability of the Company’s directors and officers to it and its stockholders for money damages is not limited if:

•	it is proved that the director or officer actually received an improper benefit or profit in money, property or services; or

•

a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding that the director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

This provision does not limit the Company’s ability or its stockholders’ ability to obtain other relief, such as an injunction or rescission.

The partnership agreement provides that the Company, as general partner, and its officers and directors are indemnified to the same extent its officers and directors are indemnified in its charter. The partnership agreement limits the Company’s liability and the liability of its officers and directors to the operating partnership and its partners to the same extent that its charter limits the liability of its officers and directors to it and its stockholders. See “Description of Material Provisions of the Partnership Agreement of Kilroy Realty, L.P.—Indemnification of the Company’s Officers and Directors.”

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling the Company for liability arising under the Securities Act of 1933, as amended, the Securities Act, the Company has been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification Agreements

The Company has entered into indemnification agreements with certain of its executive officers and directors. The indemnification agreements provide that:

•

the Company must indemnify its executive officers and directors to the fullest extent permitted by applicable law and advance to its executive officers and directors all expenses related to the defense of indemnifiable claims against them, subject to reimbursement if it is subsequently determined that indemnification is not permitted;

•	the Company must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements; and

•	to the extent to which the Company maintains directors’ and officers’ liability insurance, the Company must provide coverage under such insurance to its executive officers and directors.

The Company’s indemnification agreements with its executive officers and directors offer substantially the same scope of coverage afforded by applicable law. In addition, as contracts, these indemnification agreements provide greater assurance to its directors and executive officers that indemnification will be available because they cannot be modified unilaterally in the future by the board of directors or the stockholders to eliminate the rights that they provide.

Anti-takeover Effect of Certain Provisions of Maryland Law and of the Company’s Charter and Bylaws

If the resolution of the board of directors exempting the Company from the business combination provisions of the MGCL and the applicable provision in its bylaws exempting it from the control share acquisition provisions of the MGCL are rescinded or revoked (which in each case would require stockholder approval) or it elects to be subject to the unsolicited takeover provisions of the MGCL, then the business combination, control share acquisition and unsolicited takeover provisions of the MGCL, the provisions of its charter on removal of directors, the advance notice provisions of its bylaws and certain other provisions of its charter and bylaws and Maryland law could delay, deter or prevent a change of control of the Company or other transactions that might involve a premium price for holders of its capital stock or otherwise be in their best interest.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations regarding our election to be taxed as a real estate investment trust (a “REIT”) and the acquisition, ownership and disposition of our capital stock and the operating partnership’s debt securities. For purposes of this discussion, references to “we,” “our” and “us” mean only Kilroy Realty Corporation and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:

•	the Internal Revenue Code of 1986, as amended (the “Code”);

•	current, temporary and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”);

•	the legislative history of the Code;

•	administrative interpretations and practices of the Internal Revenue Service (the “IRS”); and

•	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders and the holders of the operating partnership’s debt securities. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof. Potential tax reforms may result in significant changes to the rules governing U.S. federal income taxation. New legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may significantly and adversely affect our ability to qualify as a REIT, the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of an investment in our capital stock or the operating partnership’s debt securities, including those described in this discussion. Moreover, the law relating to the tax treatment of other entities, or an investment in other entities, could change, making an investment in such other entities more attractive relative to an investment in a REIT. Any such changes could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the acquisition, ownership or disposition of our capital stock or the operating partnership’s debt securities, or our election to be taxed as a REIT.

You are urged to consult your tax advisor regarding the tax consequences to you of:

•	the acquisition, ownership and disposition of our capital stock or the operating partnership’s debt securities, including the U.S. federal, state, local, non-U.S. and other tax consequences;

•	our election to be taxed as a REIT for U.S. federal income tax purposes; and

•	potential changes in applicable tax laws.

Taxation of Our Company

General. We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 1997. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify” for potential tax consequences if we fail to qualify as a REIT.

Latham & Watkins LLP has acted as our tax counsel in connection with our filing this prospectus and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us, to the effect that, commencing with our taxable year ended December 31, 1997, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one or more of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.

Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:

•	First, we will be required to pay regular U.S. federal corporate income tax on any undistributed REIT taxable income, including undistributed capital gain.

•

Second, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•

Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

•

Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•

Fifth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•

Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•

Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay regular U.S. federal corporate income tax on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.

•

Ninth, our subsidiaries that are C corporations, including our “taxable REIT subsidiaries” described below, generally will be required to pay regular U.S. federal corporate income tax on their earnings.

•

Tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income,” as described below under “—Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

•

Eleventh, if we fail to comply with the requirement to send annual letters to our stockholders holding at least a certain percentage of our stock, as determined under applicable Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)	that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)	that is beneficially owned by 100 or more persons;

(6)

not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our capital stock is contained in the discussion in this prospectus under the heading “Description of Capital Stock—Restrictions on Ownership and Transfer of the Company’s Capital Stock.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, then except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries. In the case of a REIT that is a partner in a partnership (for purposes of this discussion, references to “partnership” include a limited liability company treated as a partnership for U.S. federal income tax purposes, and references to “partner” include a member in such a limited liability company), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of the operating partnership, including the operating partnership’s share of these items of any partnership or disregarded entity for U.S. federal income tax purposes in which it owns an interest, is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships is set forth below in “—Tax Aspects of the Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”

We have control of the operating partnership and the subsidiary partnerships and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation (or other entity treated as a corporation for U.S. federal income tax purposes) will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal income tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. We, through the operating partnership, own interests in companies that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. A REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by the taxable REIT subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the taxable REIT subsidiary. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See “—Asset Tests.” For taxable years beginning after December 31, 2017, taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. See “—Annual Distribution Requirements.” While not certain, this provision may limit the ability of our taxable REIT subsidiaries to deduct interest, which could increase their taxable income.

Ownership of Interests in Subsidiary REITs. We own and may acquire direct or indirect interests in one or more entities that have elected or will elect to be taxed as REITs under the Code (each, a “Subsidiary REIT”). A Subsidiary REIT is subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. If a Subsidiary REIT were to fail to qualify as a REIT, then (i) that Subsidiary REIT would become subject to U.S. federal income tax and (ii) the Subsidiary REIT’s failure to qualify could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT unless we could avail ourselves of certain relief provisions.

Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income

(excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•

The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•

Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

•

Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary; and

•

We generally may not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”

We generally do not intend, and, as the general partner of the operating partnership, we do not intend to permit the operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.

Income we receive that is attributable to the rental of parking spaces at the properties generally will constitute rents from real property for purposes of the gross income tests if certain services provided with respect to the parking spaces are performed by independent contractors from whom we derive no revenue, either directly or indirectly, or by a taxable REIT subsidiary, and certain other conditions are met. We believe that the income we receive that is attributable to parking spaces will meet these tests and, accordingly, will constitute rents from real property for purposes of the gross income tests.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

To the extent our taxable REIT subsidiaries pay dividends or interest, our allocable share of such dividend or interest income will qualify under the 95%, but not the 75%, gross income test (except that our allocable share of such interest would also qualify under the 75% gross income test to the extent the interest is paid on a loan that is adequately secured by real property).

We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

•

following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. See “—Failure to Qualify” below. As discussed above in “—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income. Any gain that we realize on the sale of property (other than any foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by the operating partnership, either directly or through its subsidiary partnerships, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. As the general partner of the operating partnership, we intend to cause the operating partnership to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend, and do not intend to permit the operating partnership or its subsidiary partnerships, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by the operating partnership or its subsidiary partnerships are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary, but such income will be subject to regular U.S. federal corporate income tax.

Penalty Tax. Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

We do not believe we have been, and do not expect to be, subject to this penalty tax, although any rental or service arrangements we enter into from time to time may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries.

Asset Tests. At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property or on both real property and, to a limited extent, personal property), shares (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years (but only for the one-year period beginning on the date the REIT receives such proceeds), debt instruments of publicly offered REITs, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, securities satisfying the “straight debt” safe-harbor, securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code. From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above.

Fourth, not more than 20% (25% for taxable years beginning after July 30, 2008 and before January 1, 2018) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. We and the operating partnership own interests in companies that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. So long as each of these companies qualifies as a taxable REIT subsidiary of ours, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of the securities of such companies. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded, and in the future will not exceed, 20% (25% for taxable years beginning after July 30, 2008 and before January 1, 2018) of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).

The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any partnership or qualified REIT subsidiary) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership that owns such securities). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to the operating partnership or as limited partners exercise any redemption/exchange rights. Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in the operating partnership’s overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our REIT taxable income; and

•	90% of our after-tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.

For these purposes, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under “—General.”

For taxable years beginning after December 31, 2017, and except as provided below, a taxpayer’s deduction for net business interest expense will generally be limited to 30% of its taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years. If we or any of our subsidiary partnerships (including the operating partnership) are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We believe that we or any of our subsidiary partnerships that are subject to this interest expense limitation will be eligible to make this election. If such election is made, although we or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential limitation will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are, and expect we will continue to be, a publicly offered REIT. However, Subsidiary REITs we may own from time to time may not be publicly offered REITs. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay regular U.S. federal corporate income tax on the undistributed amount. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of the operating partnership authorizes us, as the general partner of the operating partnership, to take such steps as may be necessary to cause the operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the distribution requirements, while preserving our cash.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In that case, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid. In addition, if a dividend we have paid is treated as a preferential dividend, in lieu of treating the dividend as not counting toward satisfying the 90% distribution requirement, the IRS may provide a remedy to cure such failure if the IRS determines that such failure is (or is of a type that is) inadvertent or due to reasonable cause and not due to willful neglect.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.

For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges. We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.

Tax Liabilities and Attributes Inherited in Connection with Acquisitions. From time to time, we or the operating partnership may acquire other corporations or entities and, in connection with such acquisitions, we may succeed to the historical tax attributes and liabilities of such entities. For example, if we acquire a C corporation and subsequently dispose of its assets within five years of the acquisition, we could be required to pay the built-in gain tax described above under “—General.” In addition, in order to qualify as a REIT, at the end of any taxable year, we must not have any earnings and profits accumulated in a non-REIT year. As a result, if we acquire a C corporation, we must distribute the corporation’s earnings and profits accumulated prior to the acquisition before the end of the taxable year in which we acquire the corporation. We also could be required to pay the acquired entity’s unpaid taxes even though such liabilities arose prior to the time we acquired the entity.

Moreover, we may from time to time acquire other REITs through a merger or acquisition. If any such REIT failed to qualify as a REIT for any of its taxable years, such REIT would be liable for (and we, as the surviving corporation in the merger or acquisition, would be obligated to pay) regular U.S. federal corporate income tax on its taxable income for such taxable years. In addition, if such REIT was a C corporation at the time of the merger or acquisition, the tax consequences described in the preceding paragraph generally would apply. If such REIT failed to qualify as a REIT for any of its taxable years, but qualified as a REIT at the time of such merger or acquisition, and we acquired such REIT’s assets in a transaction in which our tax basis in the assets of such REIT is determined, in whole or in part, by reference to such REIT’s tax basis in such assets, we generally would be subject to tax on the built-in gain on each asset of such REIT as described above if we were to dispose of the asset in a taxable transaction during the five-year period following such REIT’s requalification as a REIT, subject to certain exceptions. Moreover, even if such REIT qualified as a REIT at all relevant times, we would similarly be liable for other unpaid taxes (if any) of such REIT (such as the 100% tax on gains from any sales treated as “prohibited transactions” as described above under “—Prohibited Transaction Income”).

Furthermore, after our acquisition of another corporation or entity, the asset and income tests will apply to all of our assets, including the assets we acquire from such corporation or entity, and to all of our income, including the income derived from the assets we acquire from such corporation or entity. As a result, the nature of the assets that we acquire from such corporation or entity and the income we derive from those assets may have an effect on our tax status as a REIT.

Failure to Qualify. If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay regular U.S. federal corporate income tax, including any applicable alternative minimum tax for taxable years beginning before January 1, 2018, on our taxable income. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders and all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate stockholders may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate stockholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning after December 31, 2017 and before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain limitations. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies

General. Substantially all of our investments are held indirectly through the operating partnership. In addition, the operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that we believe are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners of such partnerships are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership. We will include in our income our share of these partnership items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by the operating partnership, including its share of the assets of its subsidiary partnerships, based on our capital interests in each such entity. See “—Taxation of Our Company—Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.” A disregarded entity is not treated as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a disregarded entity are treated as assets, liabilities and items of income, gain, loss, deduction and credit of its parent that is not a disregarded entity (e.g., the operating partnership) for all purposes under the Code, including all REIT qualification tests.

Entity Classification. Our interests in the operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities for U.S. federal income tax purposes. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that the operating partnership or any subsidiary partnership will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of Our Company—Asset Tests” and “—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Taxation of Our Company—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of the operating partnership or a subsidiary treated as a partnership or disregarded entity to a corporation might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe the operating partnership and each of the subsidiary partnerships and limited liability companies are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes.

Allocations of Items of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) generally will determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners.

The partnership agreement of the operating partnership provides for preferred distributions of cash and preferred allocations of income to the holders of its preferred units, if any. Upon our issuance of shares of preferred stock for cash or other consideration, we will contribute the net proceeds or other consideration from such issuance to the operating partnership in exchange for preferred units with similar terms. In general, all remaining items of income and loss will be allocated to the holders of common units in proportion to the number of common units held by each unit holder. See the discussion under “Description of Material Provisions of the Partnership Agreement of Kilroy Realty, L.P.—Allocations of Net Income and Net Losses to Partners” included elsewhere in this prospectus, describing the allocations of net income and net losses to partners required pursuant to the partnership agreement of the operating partnership. Some limited partners have agreed to guarantee debt of the operating partnership, either directly or indirectly through an agreement to make capital contributions to the operating partnership under limited circumstances. As a result, and notwithstanding the above discussion of allocations of income and loss to holders of common units, these limited partners could under limited circumstances be allocated a disproportionate amount of net loss of the operating partnership or a disproportionate amount of net income of the operating partnership to offset any such allocations of net loss.

If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss of the operating partnership and any subsidiaries that are treated as partnerships for U.S. federal income tax purposes are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

Tax Allocations With Respect to the Properties. Under Section 704(c) of the Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

The operating partnership may, from time to time, acquire interests in property in exchange for interests in the operating partnership. In that case, the tax basis of these property interests generally will carry over to the operating partnership, notwithstanding their different book (i.e., fair market) value. The partnership agreement requires that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences, including retention of the “traditional method” or the election of certain methods which would permit any distortions caused by a book-tax difference to be entirely rectified on an annual basis or with respect to a specific taxable transaction such as a sale. We and the operating partnership have determined to use the “traditional method” for accounting for book-tax differences for the properties initially contributed to the operating partnership and for certain assets contributed subsequently. We and the operating partnership have not yet decided what method will be used to account for book-tax differences for properties acquired by the operating partnership in the future.

In general, the partners of the operating partnership who acquired their limited partnership interests through a contribution of appreciated property (including us with respect to certain property) will be allocated depreciation deductions for tax purposes that are lower than such deductions would have been if they had been determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets which have such a book-tax difference, all income attributable to such book-tax difference (as adjusted) generally will be allocated to the contributing partners. These allocations will tend to eliminate the book-tax difference over the life of the operating partnership. However, under the traditional method, the special allocation rules of Section 704(c) of the Code do not always entirely eliminate the book-tax difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the operating partnership may cause us or other partners to be allocated lower depreciation and other deductions, and possibly an amount of taxable income in the event of a sale of such contributed properties in excess of the economic or book income allocated to us or other partners as a result of the sale. Such an allocation might cause us or other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Taxation of Our Company—Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.”

Any property acquired by the operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

Partnership Audit Rules. The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how certain aspects of these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest, including the operating partnership, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our capital stock or the operating partnership’s debt securities.

Material U.S. Federal Income Tax Consequences to Holders of Our Capital Stock and the Operating Partnership’s Debt Securities

The following discussion is a summary of the material U.S. federal income tax consequences to you of acquiring, owning and disposing of our capital stock or the operating partnership’s debt securities. This discussion is limited to holders who hold our capital stock or the operating partnership’s debt securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•

persons holding our capital stock or the operating partnership’s debt securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	REITs or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to our capital stock or the operating partnership’s debt securities being taken into account in an applicable financial statement (as defined in the Code);

•	persons deemed to sell our capital stock or the operating partnership’s debt securities under the constructive sale provisions of the Code; and

•	persons who hold or receive our capital stock pursuant to the exercise of any employee stock option or otherwise as compensation.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR CAPITAL STOCK OR THE OPERATING PARTNERSHIP’S DEBT SECURITIES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our capital stock or the operating partnership’s debt securities that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our capital stock or the operating partnership’s debt securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our capital stock or the operating partnership’s debt securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our capital stock or the operating partnership’s debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

Taxation of Taxable U.S. Holders of Our Capital Stock

Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent described in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.

To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder to the extent of the U.S. holder’s adjusted tax basis in such shares of stock. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by such amount, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

U.S. holders that receive taxable stock distributions, including distributions partially payable in our common stock and partially payable in cash, would be required to include the full amount of the distribution (i.e., the cash and the stock portion) as a dividend (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any distribution payable in our common stock generally is equal to the amount of cash that could have been received instead of the common stock. Depending on the circumstances of a U.S. holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. holder would have to pay the tax using cash from other sources. If a U.S. holder sells the common stock it received in connection with a taxable stock distribution in order to pay this tax and the proceeds of such sale are less than the amount required to be included in income with respect to the stock portion of the distribution, such U.S. holder could have a capital loss with respect to the stock sale that could not be used to offset such income. A U.S. holder that receives common stock pursuant to such distribution generally has a tax basis in such common stock equal to the amount of cash that could have been received instead of such common stock as described above, and has a holding period in such common stock that begins on the day immediately following the payment date for the distribution.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders’ long-term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.

Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains.

In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:

•

include its pro rata share of our undistributed capital gain in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted tax basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a U.S. holder of our capital stock will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder generally may elect to treat capital gain dividends, capital gains from the disposition of our capital stock and income designated as qualified dividend income, as described in “—Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Capital Stock. Except as described below under “—Taxation of Taxable U.S. Holders of Our Capital Stock—Redemption or Repurchase by Us,” if a U.S. holder sells or disposes of shares of our capital stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such capital stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under “—Distributions Generally”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the U.S. holder,

•	results in a “complete redemption” of the U.S. holder’s stock interest in us, or

•	is “not essentially equivalent to a dividend” with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests has been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Distributions Generally.” A U.S. holder’s adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder’s remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our capital stock.

If a redemption or repurchase of shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Our Capital Stock.”

Tax Rates. The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” generally is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, non-corporate U.S. holders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning after December 31, 2017 and before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain limitations.

Taxation of Tax-Exempt Holders of Our Capital Stock

Dividend income from us and gain arising upon a sale of shares of our capital stock generally should not be unrelated business taxable income (“UBTI”), to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

For tax-exempt holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts. ” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Holders of Our Capital Stock

The following discussion addresses the rules governing U.S. federal income taxation of the acquisition, ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address other federal, state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the acquisition ownership and disposition of shares of our capital stock, including any reporting requirements.

Distributions Generally. Distributions (including any taxable stock distributions) that are neither attributable to gains from sales or exchanges by us of United States real property interests (“USRPIs”) nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular graduated rates, in the same manner as dividends paid to U.S. holders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

(1)	a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or

(2)	the non-U.S. holder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s capital stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted tax basis in such capital stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests. Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:

(1)

the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

(2)

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders generally would be taxed at the regular graduated rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our capital stock should be treated with respect to non-U.S. holders as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.

Sale of Our Capital Stock. Except as described below under “—Redemption or Repurchase by Us,” gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “United States real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our capital stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”

Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our capital stock, gain realized from the sale or other taxable disposition by a non-U.S. holder of such capital stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:

(1)	such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the New York Stock Exchange; and

(2)

such non-U.S. holder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such class of stock is “regularly traded” and the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution described in clause (1).

If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock generally would be required to withhold and remit to the IRS 15% of the purchase price.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “—Taxation of Taxable U.S. Holders of Our Capital Stock—Redemption or Repurchase by Us.” Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of such rules. If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Taxation of Non-U.S. Holders of Our Capital Stock—Distributions Generally” above. If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “—Sale of Our Capital Stock.”

Taxation of Holders of the Operating Partnership’s Debt Securities

The following summary describes the material U.S. federal income tax consequences of acquiring, owning and disposing of the operating partnership’s debt securities. This discussion assumes the debt securities will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).

U.S. Holders

Payments of Interest. Interest on a debt security generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition. A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss generally will equal the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at a reduced rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

Payments of Interest. Interest paid on a debt security to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding, provided that:

•	the non-U.S. holder does not, actually or constructively, own 10% or more of the operating partnership’s capital or profits;

•	the non-U.S. holder is not a controlled foreign corporation related to the operating partnership through actual or constructive stock ownership; and

•

either (1) the non-U.S. holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement under penalties of perjury that such holder is not a United States person and provides the applicable withholding agent with a copy of such statement; or (3) the non-U.S. holder holds its debt security directly through a “qualified intermediary” (within the meaning of the applicable Treasury Regulations) and certain conditions are satisfied.

If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.

If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.

Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular graduated rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition. A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “—Taxation of Holders of the Operating Partnership’s Debt Securities—Non-U.S. Holders—Payments of Interest”) unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

U.S. Holders. A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or the operating partnership’s debt securities or proceeds from the sale or other taxable disposition of such stock or debt securities (including a redemption or retirement of a debt security). Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders. Payments of dividends on our capital stock or interest on the operating partnership’s debt securities generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our capital stock or interest on the operating partnership’s debt securities paid to the non-U.S. holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock or debt securities (including a retirement or redemption of a debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock or debt securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Medicare Contribution Tax on Unearned Income

Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock, interest on debt obligations and capital gains from the sale or other disposition of stock or debt obligations, subject to certain limitations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock or the operating partnership’s debt securities.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock, interest on the operating partnership’s debt securities or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our capital stock or the operating partnership’s debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock or interest on the operating partnership’s debt securities. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock or debt securities on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or the operating partnership’s debt securities.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock or the operating partnership’s debt securities.

SELLING SECURITYHOLDERS

If the registration statement of which this prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder, information about such selling securityholders, their beneficial ownership of the securities and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference to such registration statement.

PLAN OF DISTRIBUTION

We, or selling securityholders, may sell the offered securities on a delayed or continuous basis through agents, underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale, or in any other manner, as provided in the applicable prospectus supplement. As used herein, the term “selling securityholder” includes pledgees, donees, transferees or other successors-in-interest that receive the applicable offered securities from a selling securityholder as a gift, distribution or other transfer (including a purchase) after the date of this prospectus. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

Underwriters may offer and sell the offered securities at: (i) a fixed price or prices, which may be changed, (ii) market prices prevailing at the time of sale, (iii) prices related to the prevailing market prices at the time of sale or (iv) negotiated prices. We also may, from time to time, authorize broker-dealers acting as our agents to offer and sell the offered securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of offered securities, underwriters and agents may be deemed to have received compensation from us in the form of discounts or commissions and may also receive commissions from purchasers of offered securities. Underwriters and agents may sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters, agents and/or commissions from the purchasers.

Any discounts or commissions paid by us to underwriters, dealers or agents in connection with the offering of offered securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents may be entitled, under agreements entered into with us and our operating partnership, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. We will describe any indemnification agreement in the applicable prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, any offered securities issued hereunder will be a new issue with no established trading market (other than our common stock). If we sell any shares of our common stock pursuant to a prospectus supplement, such shares will be listed on the NYSE, subject to official notice of issuance. We may elect to list any other offered securities issued hereunder on any exchange, but we are not obligated to do so. Any underwriters or agents to or through whom such offered securities are sold by us or our operating partnership for public offering and sale may make a market in such offered securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such offered securities.

If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the offered securities from us at the public offering price set forth in the applicable prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the offered securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters, dealers and agents will not have any responsibility with respect to the validity or performance of these contracts.

In connection with the distributions of offered securities of selling securityholders, the selling securityholders, underwriters, selling group members and their respective affiliates may (i) enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such offered securities in the course of hedging the positions they assume, (ii) sell our offered securities short and deliver the offered securities of the selling securityholders to close out such short positions, (iii) enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of offered securities offered by the selling securityholder, which they may in turn resell or (iv) pledge offered securities to a broker-dealer or other financial institution, which, upon a default by the selling securityholder under the transaction to which such pledge relates, they may in turn resell.

In addition, the selling securityholders may sell offered securities pursuant to Rule 144 adopted under the Securities Act, as permitted by that rule, or under Section 4(a)(1) of the Securities Act, rather than pursuant to an applicable prospectus supplement and this prospectus. In effecting sales, broker-dealers or agents engaged by us or the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders.

To facilitate the offering of any offered securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of such offered securities. This may include over-allotments or short sales of such offered securities, which involves the sale by persons participating in the offering of more such offered securities than we or the selling securityholders, as applicable, sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising any option to purchase additional offered securities that we or the selling securityholders, as applicable, may grant. In addition, these persons may stabilize or maintain the price of such offered securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if offered securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of such offered securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents and their affiliates may engage in transactions with and perform services for us and our operating partnership in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters regarding the validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP, Los Angeles, California, and Ballard Spahr LLP, Baltimore, Maryland. Latham & Watkins LLP, Los Angeles, California, has issued an opinion to us regarding certain tax matters described under “United States Federal Income Tax Considerations.”

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from Kilroy Realty Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of Kilroy Realty Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from Kilroy Realty, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of Kilroy Realty, L.P.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Company files proxy statements and the Company and the operating partnership file annual, quarterly and current reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. You can inspect reports and other information the Company and the operating partnership file at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The Company’s website is located at http://www.kilroyrealty.com and the Company and the operating partnership make their periodic reports and other information filed with or furnished to the SEC available, free of charge, through the Company’s website, as soon as reasonably practicable after those reports and other information are electronically filled with or furnished to the SEC. Information on the Company’s website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

The Company and the operating partnership have filed with the SEC a Registration Statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, the Registration Statement, under the Securities Act with respect to the securities registered hereby. This prospectus and the applicable prospectus supplement do not contain all of the information set forth in the Registration Statement and exhibits and schedules to the Registration Statement. For further information with respect to us, the operating partnership and the securities registered hereby, reference is made to the Registration Statement, including the exhibits to the Registration Statement. Statements contained in this prospectus and the applicable prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus or the applicable prospectus supplement are not necessarily complete and, where that contract is an exhibit to the Registration Statement or an exhibit to a document incorporated by reference into the Registration Statement, each statement is qualified in all respects by the exhibit to which the reference relates. The Registration Statement is available to you on the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in this prospectus or any prospectus supplement hereto or a document which is incorporated by reference in this prospectus or any prospectus supplement hereto is automatically updated and superseded if information contained in this prospectus or any prospectus supplement hereto, or information that we later file with the SEC that is incorporated by reference or deemed to be incorporated by reference in this prospectus or any prospectus supplement hereto, modifies or replaces such statement. We incorporate by reference the following documents we filed with the SEC:

•	the Company’s and the operating partnership’s Annual Report on Form 10-K for the year ended December 31, 2018;

•	the Company’s and the operating partnership’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019; and

•

the Company’s Current Report on Form 8-K filed on February 26, 2019, the operating partnership’s Current Report on Form 8-K filed on February 28, 2019, the Company’s and the operating partnership’s Current Report on Form 8-K filed on March 1, 2019, the Company’s and the operating partnership’s Current Report on Form 8-K filed on March 5, 2019, the Company’s Current Report on Form 8-K filed on May 17, 2019, the Company’s and the operating partnership’s Current Report on Form 8-K filed on August 29, 2019, the Company’s and the operating partnership’s Current Report on Form 8-K filed on September 5, 2019 and the Company’s and the operating partnership’s Current Report on Form 8-K filed on September 18, 2019.

The information appearing in the Company’s and the operating partnership’s Current Report on Form 8-K (including the exhibit thereto) filed with the SEC on March 5, 2019 has been superseded and replaced in its entirety by the information appearing under the caption “United States Federal Income Tax Considerations.”

We are also incorporating by reference any additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering described in this prospectus and the applicable prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed above or filed in the future, that are deemed to have been “furnished to,” rather than “filed” with the SEC, including our compensation committee report and performance graph included or incorporated by reference in any Annual Report on Form 10-K or proxy statement, or any information or related exhibits furnished pursuant to Items 2.02 or 7.01 of Form 8-K, or any exhibits filed pursuant to Item 9.01 of Form 8-K that are not deemed “filed” with the SEC.

To the extent that any Current Report on Form 8-K filed by the Company or the operating partnership after the date of this prospectus and prior to the termination of the offering described in this prospectus or any prospectus supplement expressly states that the information in such Current Report on Form 8-K (including any exhibits thereto) amends, supplements, supersedes or replaces any of the information set forth in this prospectus, then such Current Report on Form 8-K shall be deemed to be incorporated by reference in this prospectus unless and until such time as the Company or operating partnership files a subsequent Current Report on Form 8-K or other document that is incorporated or deemed to be incorporated by reference herein and that expressly states that it supersedes or replaces such earlier Current Report on Form 8-K or the information therein in its entirety.

To receive a free copy of any of the documents incorporated by reference in this prospectus, including exhibits, if they are specifically incorporated by reference in the documents, call or write Kilroy Realty Corporation, 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attention: Secretary (telephone (310) 481-8400).

$500,000,000

Kilroy Realty Corporation

Common Stock

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch

Citigroup

Jefferies

J.P. Morgan

Raymond James

RBC Capital Markets

Scotiabank

SMBC

September 18, 2019